Semiannual Report May 31, 2007

EV
CLASSIC
SENIOR
FLOATING-
RATE
FUND

IMPORTANT NOTICES REGARDING PRIVACY,
DELIVERY OF SHAREHOLDER DOCUMENTS,
PORTFOLIO HOLDINGS AND PROXY VOTING

Privacy. The Eaton Vance organization is committed to ensuring your financial privacy. Each of the financial institutions identified below has in effect the following policy ("Privacy Policy") with respect to nonpublic personal information about its customers:

•  Only such information received from you, through application forms or otherwise, and information about your Eaton Vance fund transactions will be collected. This may include information such as name, address, social security number, tax status, account balances and transactions.

•  None of such information about you (or former customers) will be disclosed to anyone, except as permitted by law (which includes disclosure to employees necessary to service your account). In the normal course of servicing a customer's account, Eaton Vance may share information with unaffiliated third parties that perform various required services such as transfer agents, custodians and broker/dealers.

• Policies and procedures (including physical, electronic and procedural safeguards) are in place that are designed to protect the confidentiality of such information.

•  We reserve the right to change our Privacy Policy at any time upon proper notification to you. Customers may want to review our Policy periodically for changes by accessing the link on our homepage: www.eatonvance.com.

Our pledge of privacy applies to the following entities within the Eaton Vance organization: the Eaton Vance Family of Funds, Eaton Vance Management, Eaton Vance Investment Counsel, Boston Management and Research, and Eaton Vance Distributors, Inc.

In addition, our Privacy Policy only applies to those Eaton Vance customers who are individuals and who have a direct relationship with us. If a customer's account (i.e., fund shares) is held in the name of a third-party financial adviser/broker-dealer, it is likely that only such adviser's privacy policies apply to the customer. This notice supersedes all previously issued privacy disclosures.

For more information about Eaton Vance's Privacy Policy, please call 1-800-262-1122.

Delivery of Shareholder Documents. The Securities and Exchange Commission (the "SEC") permits funds to deliver only one copy of shareholder documents, including prospectuses, proxy statements and shareholder reports, to fund investors with multiple accounts at the same residential or post office box address. This practice is often called "householding" and it helps eliminate duplicate mailings to shareholders.

Eaton Vance, or your financial adviser, may household the mailing of your documents indefinitely unless you instruct Eaton Vance, or your financial adviser, otherwise.

If you would prefer that your Eaton Vance documents not be householded, please contact Eaton Vance at
1-800-262-1122, or contact your financial adviser.

Your instructions that householding not apply to delivery of your Eaton Vance documents will be effective within 30 days of receipt by Eaton Vance or your financial adviser.

Portfolio Holdings. Each Eaton Vance Fund and its underlying Portfolio (if applicable) will file a schedule of its portfolio holdings on Form N-Q with the SEC for the first and third quarters of each fiscal year. The Form N-Q will be available on the Eaton Vance website www.eatonvance.com, by calling Eaton Vance at 1-800-262-1122 or in the EDGAR database on the SEC's website at www.sec.gov. Form N-Q may also be reviewed and copied at the SEC's public reference room in Washington, D.C. (call 1-800-732-0330 for information on the operation of the public reference room).

Proxy Voting. From time to time, funds are required to vote proxies related to the securities held by the funds. The Eaton Vance Funds or their underlying Portfolios (if applicable) vote proxies according to a set of policies and procedures approved by the Funds' and Portfolios' Boards. You may obtain a description of these policies and procedures and information on how the Funds or Portfolios voted proxies relating to portfolio securities during the most recent 12 month period ended June 30, without charge, upon request, by calling 1-800-262-1122. This description is also available on the SEC's website at www.sec.gov.

EV Classic Senior Floating-Rate Fund as of May 31, 2007
INVESTMENT UPDATE

Performance for the Past Six Months

•                  EV Classic Senior Floating Rate (the "Fund") had a total return of 3.75% during the six months ended May 31, 2007.(1) That return was the result of an increase in net asset value per share to $9.41 on May 31, 2007, from $9.36 on November 30, 2006, and the reinvestment of all dividends.

•                  The Fund distributed $0.297 in income dividends during the six months ended May 31, 2007. Based on its May 2007 monthly dividend payment of $0.050 and a net asset value of $9.41, the Fund had a distribution rate of 6.31%.(2)  The Fund's SEC 30-day yield at May 31, 2007, was 6.28%.(3)

•                  For comparison, the Fund's benchmark - the S&P/ LSTA Leveraged Loan Index - an unmanaged loan market index - had a total return of 3.94% for the six months ended May 31, 2007.(4)

Investment Environment

•                  Short-term interest rates remained fairly stable during the six months ended May 31, 2007, as the Federal Reserve held the Federal Funds rate - a short-term interest rate benchmark - at 5.25% throughout the period. Floating-rate loans adjust their interest rates to changes in the London Inter-bank Offered Rate (LIBOR), which closely tracks the Federal Funds rate.

•                  In the six months ended May 31, 2007, despite record new loan issuance, demand exceeded loan supply. The technical imbalance resulted in loans repricing at slightly lower credit spreads. In addition, certain large new issues came to market with fewer financial covenants. However, despite this, management notes that the chief determinants of the loan asset class's long-term performance - seniority and security - remain in place.

The Fund's Investments

•                  The Fund invests in Senior Debt Portfolio (the "Portfolio"), a separate closed-end, diversified investment company with the same investment objective as the Fund. The Portfolio's investments included 504 borrowers, representing 39 industries at May 31, 2007, with an average loan size of 0.17% of total investments, and no industry constituting more than 8% of total investments. Health care, publishing, business equipment and services, chemicals and plastics, and cable and satellite television were the Portfolio's largest industry weightings.(5)

•                  The Portfolio had an exposure of 11.8% of total investments to European loans at May 31, 2007. European loan issuance continued to grow and represented further opportunities for diversification. For example, while there may be concerns about a slowing U.S. economy, the Portfolio benefited from loans to companies operating in the relatively robust U.K. and German economies. All of the Portfolio's non-dollar-denominated investments were hedged to help seek protection against foreign currency risk.

(1) Total return at net asset value does not reflect applicable early withdrawal charge (EWC). If EWC was included, return would be lower. Absent a fee waiver by the investment adviser and administrator, the returns would be lower.

(2) The Fund's distribution rate represents actual distributions paid to shareholders and is calculated daily by dividing the last distribution per share (annualized) by the net asset value.

(3) The Fund's SEC yield is calculated by dividing the net investment income per share for the 30-day period by the net asset value at the end of the period and annualizing the result.

(4) It is not possible to invest directly in an Index. The Index's total return reflects changes in the value of the loans constituting the Index and accrual of interest and does not reflect the commissions or expenses that would have been incurred if an investor individually purchased or sold the loans represented in the Index.

(5) Holdings and industry weightings are subject to change due to active management.

The views expressed in this report are those of the portfolio managers and are current only through the end of the period of the report as stated on the cover. These views are subject to change at any time based upon market or other conditions, and the investment adviser disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for a fund are based on many factors, may not be relied on as an indication of trading intent on behalf of any Eaton Vance fund.

Past performance is no guarantee of future results. Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Performance is for the stated time period only; due to market volatility, the Fund's current performance may be lower or higher than the quoted return.

Fund shares are not insured by the FDIC and are not deposits or other obligations of, or guaranteed by, any depository institution. Shares are subject to investment risks, including possible loss of principal invested.

EV Classic Senior Floating-Rate Fund as of May 31, 2007
fund performance

Performance(1) As of 5/31/07

Symbol	ECFRX
Average Annual Total Returns (at net asset value)
Six months	3.75%
One year	6.51
Five years	4.92
Ten years	4.86

SEC Average Annual Total Returns (including applicable EWC)
Six months	2.75%
One year	5.51
Five years	4.92
Ten years	4.86

(1)       Average Annual Total Returns at net asset value do not include the applicable early withdrawal charge (EWC). If the sales charge was deducted, returns would be lower. SEC Average Annual Total Returns reflect 1% EWC within the first year. Absent a fee waiver by the investment adviser and administrator, the returns would be lower.

Total Annual Operating Expenses(2)

Gross Expense Ratio	2.20%
Net Expense Ratio	1.45

(2)   From the Fund's propectus dated 4/1/07. The Net Expense Ratio reflects a contractual advisory fee and administration fee waivers. They will be eliminated or reduced in the event that the distribution fees of the Fund or another fund investing in the Portfolio are eliminated or reduced. The waivers may otherwise only be eliminated or reduced by the independent Trustees. Without these waivers, performance would have been lower.

Top Five Industries(3)

By total investments

Health Care	7.2%
Publishing	6.9
Business Equipment & Services	6.6
Chemicals & Plastics	6.6
Cable & Satellite Television	6.5

(3)   Reflects the Portfolio's investments as of May 31, 2007. Industries are shown as a percentage of the Portfolio's total investments. Portfolio information may not be representative of current or future investments and are subject to change due to active management.

Credit Quality Ratings for Total Loan Investments(4)

By total loan investments

Baa	2.3%
Ba	52.8
B	29.1
Caa	0.7
Non-Rated(5)	15.1

(4)   Credit Quality ratings are those provided by Moody's, a nationally recognized bond rating service. As a percentage of the Portfolio's total loan investments as of May 31, 2007. Fund information may not be representative of the Portfolio's current or future investments and may change due to active management.

(5)   Certain loans in which the Portfolio invests are not rated by a rating agency. In management's opinion, such securities are comparable to securities rated by a rating agency in the categories listed above.

Past performance is no guarantee of future results. Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Performance is for the stated time period only; due to market volatility, the Fund's current performance may be lower or higher than the quoted return.

Top Ten Holdings(2)

By total investments

Charter Communications Operating	1.3%
Georgia Pacific Corp.	1.1
Sungard Data Systems, Inc.	1.0
Community Health Systems, Inc.	1.0
Univision Communications, Inc.	0.9
Penn National Gaming, Inc.	0.8
WMG Acquisition Corp.	0.8
Idearc, Inc.	0.8
Nielsen Finance LLC	0.7
Metro-Goldwyn-Mayer Holdings	0.7

(2)   Reflects the Portfolio's investments as of May 31, 2007. Holdings are shown as a percentage of the Portfolio's total investments. Portfolio information may not be representative of current or future investments and are subject to change due to active management

EV Classic Senior Floating-Rate Fund as of May 31, 2007

FINANCIAL STATEMENTS (Unaudited)

Statement of Assets and Liabilities

As of May 31, 2007

Assets
Investment in Senior Debt Portfolio, at value (identified cost, $992,626,383)	$1,008,460,335
Receivable for Fund shares sold	1,281,162
Total assets	$1,009,741,497
Liabilities
Dividends payable	$1,721,310
Payable to affiliate for distribution and service fees	844,107
Payable to affiliate for Trustees' fees	564
Accrued expenses	182,187
Total liabilities	$2,748,168
Net Assets	$1,006,993,329
Sources of Net Assets
Paid-in capital	$1,288,543,990
Accumulated net realized loss from Portfolio	(297,437,767)
Accumulated undistributed net investment income	53,154
Net unrealized appreciation from Portfolio	15,833,952
Total	$1,006,993,329
Net Asset Value, Offering Price and Redemption Price Per Share
($1,006,993,329 ÷ 106,966,016 common shares issued and outstanding)	$9.41

Statement of Operations

For the Six Months Ended
May 31, 2007

Investment Income
Interest allocated from Portfolio	$41,440,015
Expenses allocated from Portfolio	(5,564,865)
Net investment income from Portfolio	$35,875,150
Expenses
Trustees' fees and expenses	$1,676
Distribution and service fees	4,314,754
Transfer and dividend disbursing agent fees	391,781
Printing and postage	91,815
Registration fees	27,146
Custodian fee	21,683
Legal and accounting services	18,341
Miscellaneous	7,820
Total expenses	$4,875,016
Net investment income	$31,000,134
Realized and Unrealized Gain (Loss) from Portfolio
Net realized gain (loss) - Investment transactions	$3,311,320
Swap contracts	65,595
Foreign currency and forward foreign currency exchange contract transactions	(2,018,883)
Net realized gain	$1,358,032
Change in unrealized appreciation (depreciation) - Investments	$4,334,210
Swap contracts	22,355
Foreign currency and forward foreign currency exchange contracts	1,035,663
Net change in unrealized appreciation (depreciation)	$5,392,228
Net realized and unrealized gain	$6,750,260
Net increase in net assets from operations	$37,750,394

See notes to financial statements

EV Classic Senior Floating-Rate Fund as of May 31, 2007

FINANCIAL STATEMENTS CONT'D

Statements of Changes in Net Assets

Increase (Decrease) in Net Assets	Six Months Ended May 31, 2007 (Unaudited)	Year Ended November 30, 2006
From operations - Net investment income	$31,000,134	$64,056,439
Net realized gain (loss) from investment transactions, swaps contracts, foreign currency, and forward foreign currency exchange contract transactions	1,358,032	(4,831,627)
Net change in unrealized appreciation (depreciation) from investments, swaps contracts, foreign currency and forward foreign currency exchange contracts	5,392,228	6,033,927
Net increase in net assets from operations	$37,750,394	$65,258,739
Distributions to shareholders - From net investment income	$(32,175,212)	$(64,617,162)
Total distributions to shareholders	$(32,175,212)	$(64,617,162)
Transactions in shares of beneficial interest - Proceeds from sale of shares	$26,941,484	$59,869,085
Net asset value of shares issued to shareholders in payment of distributions declared	21,622,041	43,270,055
Cost of shares redeemed	(114,155,530)	(263,715,179)
Net decrease in net assets from Fund share transactions	$(65,592,005)	$(160,576,039)
Net decrease in net assets	$(60,016,823)	$(159,934,462)
Net Assets
At beginning of period	$1,067,010,152	$1,226,944,614
At end of period	$1,006,993,329	$1,067,010,152
Accumulated undistributed net investment income included in net assets
At end of period	$53,154	$1,228,232

See notes to financial statements

EV Classic Senior Floating-Rate Fund as of May 31, 2007

FINANCIAL STATEMENTS CONT'D

Financial Highlights

	Six Months Ended May 31, 2007		Year Ended November 30,							Period Ended November 30,
	(Unaudited)(1)		2006(1)		2005(1)		2004		2003	2002(2)
Net asset value - Beginning of period	$9.360		$9.370		$9.360		$9.160		$8.820	$9.130
Income (loss) from operations
Net investment income	$0.286		$0.531		$0.381		$0.268		$0.284	$0.318
Net realized and unrealized gain (loss)	0.061		(0.005	)(3)	0.010		0.199		0.338	(0.310)
Total income from operations	$0.347		$0.526		$0.391		$0.467		$0.622	$0.008
Less distributions
From net investment income	$(0.297)		$(0.536)		$(0.381)		$(0.267)		$(0.282)	$(0.318)
Total distributions	$(0.297)		$(0.536)		$(0.381)		$(0.267)		$(0.282)	$(0.318)
Net asset value - End of period	$9.410		$9.360		$9.370		$9.360		$9.160	$8.820
Total Return(4)	3.75%		5.76%		4.26%		5.15%		7.16%	0.08%
Ratios/Supplemental Data
Net assets, end of period (000's omitted)	$1,006,993		$1,067,010		$1,226,945		$1,333,912		$1,397,617	$1,666,689
Ratios (As a percentage of average daily net assets):
Expenses before custodian fee reduction(5)	1.54	%(6)	1.45%		1.47%		1.45%		1.46%	1.41	%(6)
Expenses after custodian fee reduction(5)	1.54	%(6)	1.45%		1.47%		1.45%		1.46%	1.41	%(6)
Interest expense(5)	0.52	%(6)	0.01%		0.00	%(7)	0.00	%(7)	0.01%	0.01	%(6)
Total Expenses(5)	2.06	%(6)	1.46%		1.47%		1.45%		1.47%	1.42	%(6)
Net investment income	6.11	%(6)	5.66%		4.06%		2.88%		3.18%	3.86	%(6)
Portfolio Turnover of the Portfolio	34%		51%		65%		87%		47%	42%

(1)  Net investment income per share was computed using average shares outstanding.

(2)  For the eleven-month period ended November 30, 2002.

(3)  The per share amount is not in accord with the net realized and unrealized gain (loss) on investments for the period because of the timing of sales of Fund shares and the amount of the per share realized and unrealized gains and losses at such time.

(4)  Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested. Total return is not computed on an annualized basis.

(5)  Includes the Fund's share of the Portfolio's allocated expenses.

(6)  Annualized.

(7)  Rounds to less than 0.01%.

See notes to financial statements

EV Classic Senior Floating-Rate Fund as of May 31, 2007

NOTES TO FINANCIAL STATEMENTS (Unaudited)

1  Significant Accounting Policies

EV Classic Senior Floating-Rate Fund (the Fund) was formed under a Declaration of Trust dated August 5, 1993, amended and restated December 7, 1994. The Fund is an entity of the type commonly known as a Massachusetts business trust and is registered under the Investment Company Act of 1940, as amended, (the 1940 Act), as a closed-end management investment company. The Fund invests all of its investable assets in interests in the Senior Debt Portfolio (the Portfolio), a New York Trust, having the same investment objective as the Fund. The value of the Fund's investment in the Portfolio reflects the Fund's proportionate interest in the net assets of the Portfolio (39.6% at May 31, 2007). The performance of the Fund is directly affected by the performance of the Portfolio. The financial statements of the Portfolio, including the portfolio of investments, are included elsewhere in this report and should be read in conjunction with the Fund's financial statements.

The following is a summary of significant accounting policies of the Fund. These policies are in conformity with accounting principles generally accepted in the United States of America.

A  Investment Valuation - Valuation of securities by the Portfolio is discussed in Note 1A of the Portfolio's Notes to Financial Statements, which are included elsewhere in this report.

B  Income - The Fund's net investment income or loss consists of the Fund's pro rata share of the net investment income or loss of the Portfolio, less all actual and accrued expenses of the Fund.

C  Federal Taxes - The Fund's policy is to comply with the provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute to shareholders, each year, substantially all of its net investment income and all or substantially all of its net realized capital gains. Accordingly, no provision for federal income or excise tax is necessary. At November 30, 2006, the Fund, for federal income tax purposes had a capital loss carryover of $297,053,221 which will reduce the Fund's taxable income arising from future net realized gains on investment transactions, if any, to the extent permitted by the Internal Revenue Code, and thus will reduce the amount of the distributions to shareholders which would otherwise be necessary to relieve the Fund of any liability for federal income or excise tax. Such capital loss carryover will expire on November 30, 2007 ($5,418,642), November 30, 2008 ($45,203,262), November 30, 2009 ($110,719,790), November 30, 2010 ($70,600,524), November 30, 2011 ($64,348,001) and November 30, 2013 ($763,002).

D  Use of Estimates - The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period. Actual results could differ from those estimates.

E  Indemnifications - Under the Fund's organizational documents, its officers and Trustees may be indemnified against certain liabilities and expenses arising out of the performance of their duties to the Fund, and shareholders are indemnified against personal liability for the obligations of the Fund. Additionally, in the normal course of business, the Fund enters into agreements with service providers that may contain indemnification clauses. The Fund's maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Fund that have not yet occurred.

F  Expense Reductions - Investors Bank & Trust Company (IBT) serves as custodian of the Fund. Effective July 2, 2007, the parent company of IBT was acquired by State Street Corporation. Pursuant to the custodian agreement, IBT receives a fee reduced by credits which are determined based on the average daily cash balance the Fund maintains with IBT. All credit balances used to reduce the Fund's custodian fees are reported as a reduction of expenses in the Statement of Operations.

D  Other - Investment transactions are accounted for on the date the securities are purchased or sold. Dividends to shareholders are recorded on the ex-dividend date.

E  Interim Financial Statements - The interim financial statements relating to May 31, 2007 and for the six months then ended have not been audited by an Independent Registered Public Accounting Firm, but in the opinion of the Fund's management reflect all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the financial statements.

2  Distributions to Shareholders

The net investment income of the Fund is determined daily, and substantially all of the net investment income so determined is declared daily as a dividend to shareholders of record at the time of declaration. Such daily dividends

EV Classic Senior Floating-Rate Fund as of May 31, 2007

NOTES TO FINANCIAL STATEMENTS (Unaudited) CONT'D

will be paid monthly. Distributions of realized capital gains, if any, are made at least annually. Shareholders may reinvest capital gain distributions in additional shares of the Fund at the net asset value as of the ex-dividend date. Distributions are paid in the form of additional shares or, at the election of the shareholder, in cash. The Fund distinguishes between distributions on a tax basis and those on a financial reporting basis. Accounting principles generally accepted in the United States of America require that only distributions in excess of tax basis earnings and profits be reported in the financial statements as a return of capital. Permanent differences between book and tax accounting relating to distributions are reclassified to paid-in capital.

3  Shares of Beneficial Interest

The Declaration of Trust permits the Trustees to issue an unlimited number of full and fractional shares of beneficial interest (without par value). The Fund operates as an interval fund, meaning that it continuously accepts new shareholder investments but permits share repurchases (of at least 5% and up to 25% or more of its shares) at net asset value only once a quarter. It is a fundamental policy of the Fund (which may only be changed by shareholder vote) that the Fund will conduct repurchase offers ending on a date (fixed by the Trustees) in the months of March, June, September and December and the repurchase price will be determined no more than 14 days following the repurchase request deadline. Payment for all shares repurchased pursuant to these offers normally will be made no later than 7 days after the repurchase pricing date. Shareholders will be sent notification of each repurchase offer at least 21 days prior to the repurchase request deadline. An early withdrawal charge will be imposed on most shares accepted for repurchase which have been held less than one year (see Note 6). During the six months ended May 31, 2007, the Fund made two repurchase offers as follows:

	Repurchase Offer Amount		Amount Repurchased
Repurchase Request Deadline	Shares	Amount	Shares	Amount
December 22, 2006	28,560,590	$267,612,731	6,809,677	$63,806,675
March 22, 2007	27,471,139	$258,503,416	5,350,569	$50,348,855
Total	56,031,729	$526,116,147	12,160,246	$114,155,530

All transactions in Fund shares were as follows:

	Six Months Ended May 31, 2007 (Unaudited)	Year Ended November 30, 2006
Sales	2,866,587	6,383,906
Issued to shareholders electing to receive payments of distributions in Fund shares	2,300,300	4,612,065
Redemptions	(12,160,246)	(28,034,902)
Net decrease	(6,993,359)	(17,038,931)

4  Transactions with Affiliates

Eaton Vance Management (EVM) serves as the Administrator of the Fund. EVM has agreed to waive its administration fee as long as the distribution fee (Note 5) is being paid by the Fund. The Portfolio has engaged Boston Management and Research (BMR), a subsidiary of EVM, to render investment advisory services. (See Note 2 of the Portfolio's Notes to Financial Statements which are included elsewhere in this report.) Except as to Trustees of the Fund and the Portfolio who are not members of EVM's or BMR's organization, officers and Trustees receive remuneration for their services to the Fund out of such investment adviser fee. EVM serves as the sub-transfer agent of the Fund and receives from the transfer agent an aggregate fee based upon the actual expenses incurred by EVM in the performance of these services. For the six months ended May 31, 2007, EVM received $27,392 in sub-transfer agent fees.

Certain officers and Trustees of the Fund and of the Portfolio are officers of the above organizations.

5  Distribution and Service Plans

The Fund has in effect a service plan (the Plan) designed to meet the requirements of the sales charge rule of the National Association of Securities Dealers, Inc. as if such rule were applicable. The Plan provides that the Fund may make service fee payments to the Principal Underwriter, Eaton Vance Distributors, Inc. (EVD), a subsidiary of EVM, investment dealers or other persons in amounts not exceeding 0.25% annually of the Fund's average daily net assets for any fiscal year. The Fund currently makes service fee payments for personal services and/or the maintenance of shareholder accounts to the Principal Underwriter, investment dealers and other persons in amounts not exceeding 0.15% annually of the Fund's average daily net assets for each fiscal year. The Fund paid or accrued service fees to or payable to EVD for the six months ended May 31,

EV Classic Senior Floating-Rate Fund as of May 31, 2007

NOTES TO FINANCIAL STATEMENTS (Unaudited) CONT'D

2007 in the amount of $761,427. Service fee payments are made for personal services and/or the maintenance of shareholder accounts.

The Fund has in effect a distribution plan (the Plan) that allows the Fund to pay distribution fees for the sale and distribution of shares. The Plan requires the Fund to pay. EVD an amount equal to 0.70% of the Fund's average daily net assets, for providing ongoing distribution services and facilities to the Fund. For the six months ended May 31, 2007 the distribution fees amounted to $3,553,327.

Certain officers and Trustees of the Fund are officers or directors of EVD.

6  Early Withdrawal Charge

EVD compensates investment dealers at a rate of 0.75% of the purchase price of shares purchased through such dealers consisting of 0.60% of sales commissions and 0.15% service fee (for the first year's service). EVD also pays additional compensation to each dealer equal to 0.60% per annum of the value of Fund shares sold by such dealer that are outstanding for more than one year. A 1% early withdrawal charge (EWC) to recover distribution costs will be charged to repurchasing shareholders and paid to EVD in connection with most shares held for less than one year which are accepted for repurchase. The EWC is based on the lower of the net asset value at the time of purchase or at the time of repurchase. Shares acquired through the reinvestment of distributions are exempt from the EWC. Redemptions are made first from shares that are not subject to an EWC. The total early withdrawal charges received by EVD for the six months ended May 31, 2007 amounted to approximately $13,000.

7  Investment Transactions

Increases and decreases in the Fund's investment in the Portfolio for the six months ended May 31, 2007 aggregated $26,332,529 and $129,681,210, respectively.

8  Recently Issued Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, (FIN 48) "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109". FIN 48 clarifies the accounting for uncertainty in income taxes recognized in accordance with FASB Statement No. 109, "Accounting for Income Taxes." This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. It also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for the first required financial reporting period for fiscal years beginning after December 15, 2006. Management is currently evaluating the impact of applying the various provisions of FIN 48.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, (FAS 157) "Fair Value Measurements". FAS 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosure about fair value measurements. FAS 157 is effective for fiscal years beginning after November 15, 2007. Management is currently evaluating the impact the adoption of FAS 157 will have on the Fund's financial statement disclosures.

Senior Debt Portfolio as of May 31, 2007

PORTFOLIO OF INVESTMENTS (Unaudited)

	Senior, Floating Rate Interests - 110.9%(1)
	Principal Amount	Borrower/Tranche Description	Value
	Aerospace and Defense - 1.7%
	AWAS Capital, Inc.
	$7,309,874	Term Loan, 7.13%, Maturing March 22, 2013	$7,255,050
	BE Aerospace, Inc.
	750,000	Term Loan, 7.11%, Maturing August 24, 2012	753,750
	Evergreen International Aviation
	2,890,610	Term Loan, 8.82%, Maturing October 31, 2011	2,908,676
	Hawker Beechcraft Acquisition
	372,128	Term Loan, 5.25%, Maturing March 26, 2014	374,354
	4,397,872	Term Loan, 7.32%, Maturing March 26, 2014	4,424,185
	Hexcel Corp.
	2,587,949	Term Loan, 7.11%, Maturing March 1, 2012	2,597,654
	IAP Worldwide Services, Inc.
	3,160,000	Term Loan, 9.69%, Maturing December 30, 2012	3,174,318
	Jet Aviation Holding, AG
	1,447,500	Term Loan, 6.57%, Maturing May 15, 2013	1,443,881
	K&F Industries, Inc.
	2,100,781	Term Loan, 7.32%, Maturing November 18, 2012	2,104,392
	Spirit AeroSystems, Inc.
	2,722,960	Term Loan, 7.11%, Maturing December 31, 2011	2,741,255
	Standard Aero Holdings, Inc.
	2,193,202	Term Loan, 7.58%, Maturing August 24, 2012	2,197,314
	TransDigm, Inc.
	5,000,000	Term Loan, 7.35%, Maturing June 23, 2013	5,035,000
	Vought Aircraft Industries, Inc.
	2,000,000	Revolving Loan, 0.00%, Maturing December 22, 2009(2)	1,925,000
	1,000,000	Term Loan, 7.81%, Maturing December 17, 2011	1,007,500
	3,235,012	Term Loan, 7.83%, Maturing December 17, 2011	3,260,623
	Wesca Aircraft Hardware Corp.
	1,000,000	Term Loan, 11.10%, Maturing September 29, 2014	1,023,333
	Wyle Laboratories, Inc.
	897,089	Term Loan, 8.11%, Maturing January 28, 2011	903,257
			$43,129,542
	Air Transport - 0.7%
	Airport Development and Investment
GBP	3,500,000	Term Loan, 9.70%, Maturing April 7, 2011	$6,970,110
	Delta Air Lines, Inc.
	4,000,000	Term Loan, 8.61%, Maturing April 30, 2014	4,056,000
	Northwest Airlines, Inc.
	6,450,000	DIP Loan, 7.32%, Maturing August 21, 2008	6,475,465
			$17,501,575

Principal Amount		Borrower/Tranche Description	Value
Automotive - 4.8%
AA Acquisitions Co., Ltd.
GBP	1,000,000	Term Loan, 7.90%, Maturing June 25, 2012	$2,009,380
GBP	1,000,000	Term Loan, 7.94%, Maturing June 25, 2013	2,016,014
Accuride Corp.
	6,053,730	Term Loan, 7.38%, Maturing January 31, 2012	6,104,811
Adesa, Inc.
	10,725,000	Term Loan, 7.57%, Maturing October 18, 2013	10,808,119
Affina Group, Inc.
	3,802,126	Term Loan, 8.36%, Maturing November 30, 2011	3,833,018
CSA Acquisition Corp.
	936,472	Term Loan, 7.88%, Maturing December 23, 2011	943,203
	1,251,721	Term Loan, 7.88%, Maturing December 23, 2011	1,260,718
Dana Corp.
	7,775,000	Term Loan, 7.88%, Maturing March 30, 2008	7,808,409
Dayco Products, LLC
	5,257,763	Term Loan, 7.85%, Maturing June 21, 2011	5,303,778
Federal-Mogul Corp.
	11,852,057	Revolving Loan, 6.30%, Maturing July 1, 2007(2)	11,855,767
	6,000,000	Term Loan, 7.82%, Maturing July 1, 2007	5,988,126
Financiere Truck (Investissment)
EUR	2,074,881	Term Loan, 5.21%, Maturing February 15, 2012	2,844,414
Ford Motor Co.
	5,012,438	Term Loan, 8.36%, Maturing December 15, 2013	5,058,336
Fraikin, Ltd.
GBP	596,292	Term Loan, 6.94%, Maturing February 15, 2012	1,201,642
GBP	47,821	Term Loan, 6.94%, Maturing February 15, 2012	96,369
General Motors Corp.
	6,359,063	Term Loan, 7.73%, Maturing November 29, 2013	6,422,259
Goodyear Tire & Rubber Co.
	7,500,000	Revolving Loan, 0.00%, Maturing April 30, 2010(2)	7,490,625
	8,000,000	Term Loan, 7.10%, Maturing April 30, 2010	8,033,936
HLI Operating Co., Inc.
EUR	109,091	Term Loan, 4.15%, Maturing May 30, 2014	146,798
EUR	1,890,909	Term Loan, 6.87%, Maturing May 30, 2014	2,544,502
Jason, Inc.
	1,500,000	Term Loan, 7.82%, Maturing April 30, 2010	1,507,500
Keystone Automotive Operations, Inc.
	3,192,000	Term Loan, 8.84%, Maturing January 12, 2012	3,104,220
Kwik Fit Group Ltd.
GBP	1,250,000	Term Loan, 8.13%, Maturing August 31, 2013	2,495,188
GBP	1,250,000	Term Loan, 8.63%, Maturing August 31, 2014	2,505,387
Locafroid Services S.A.S.
EUR	70,714	Term Loan, 5.24%, Maturing February 15, 2012	96,941
R.J. Tower Corp.
	7,000,000	DIP Revolving Loan, 7.99%, Maturing August 2, 2007(2)	6,930,000

See notes to financial statements

Senior Debt Portfolio as of May 31, 2007

PORTFOLIO OF INVESTMENTS (Unaudited) CONT'D

	Principal Amount	Borrower/Tranche Description	Value
	Automotive (continued)
	Tenneco Automotive, Inc.
	$3,125,000	Term Loan, 6.82%, Maturing March 17, 2014	$3,128,906
	The Hertz Corp.
	786,111	Term Loan, 5.35%, Maturing December 21, 2012	792,744
	4,391,217	Term Loan, 7.08%, Maturing December 21, 2012	4,428,270
	TriMas Corp.
	375,000	Term Loan, 8.07%, Maturing August 2, 2011	380,156
	1,616,875	Term Loan, 8.12%, Maturing August 2, 2013	1,639,107
	United Components, Inc.
	4,100,483	Term Loan, 7.61%, Maturing June 30, 2010	4,126,111
			$122,904,754
	Beverage and Tobacco - 0.5%
	Liberator Midco, Ltd.
EUR	875,000	Term Loan, 6.09%, Maturing October 27, 2013	$1,196,124
EUR	875,000	Term Loan, 6.46%, Maturing October 27, 2014	1,201,106
	Reynolds American, Inc.
	7,242,763	Term Loan, 7.13%, Maturing May 31, 2012	7,306,781
	Southern Wine & Spirits of America, Inc.
	2,123,180	Term Loan, 6.85%, Maturing May 31, 2012	2,132,469
			$11,836,480
	Brokers, Dealers and Investment Houses - 0.3%
	AmeriTrade Holding Corp.
	$7,097,405	Term Loan, 6.82%, Maturing December 31, 2012	$7,131,785
			$7,131,785
	Building and Development - 7.1%
	401 North Wabash Venture, LLC
	$5,500,000	Term Loan, 9.07%, Maturing May 7, 2008(2)	$5,390,000
	AIMCO Properties, L.P.
	9,000,000	Term Loan, 6.86%, Maturing March 23, 2011	9,022,500
	Beacon Sales Acquisition, Inc.
	1,990,000	Term Loan, 7.35%, Maturing September 30, 2013	1,994,975
	BioMed Realty, L.P.
	10,965,000	Term Loan, 7.57%, Maturing May 31, 2010	11,006,119
	Building Materials Corp. of America
	5,037,375	Term Loan, 8.19%, Maturing February 22, 2014	5,000,854
	Capital Automotive REIT
	4,000,130	Term Loan, 7.07%, Maturing December 16, 2010	4,039,224
	Empire Hawkeye Partners, L.P.
	6,800,000	Term Loan, 5.73%, Maturing December 1, 2009(2)	6,800,000
	Epco / Fantome, LLC
	4,896,000	Term Loan, 7.98%, Maturing November 23, 2010	4,908,240

	Principal Amount	Borrower/Tranche Description	Value
	Building and Development (continued)
	Financiere Daunou S.A.
EUR	1,067,416	Term Loan, Maturing May 31, 2014(8)	$1,436,368
EUR	1,081,461	Term Loan, Maturing February 28, 2016(8)	1,455,268
	Formica Corp.
	$3,366,000	Term Loan, 8.34%, Maturing March 15, 2013	3,369,157
	FT-FIN Acquisition, LLC
	4,413,914	Term Loan, 6.83%, Maturing November 17, 2007(2)	4,424,949
	Hearthstone Housing Partners II, LLC
	12,132,353	Revolving Loan, 5.63%, Maturing December 1, 2007(2)	12,071,691
	Hovstone Holdings, LLC
	3,513,376	Term Loan, 6.83%, Maturing February 28, 2009	3,460,676
	Lanoga Corp.
	4,843,510	Term Loan, 7.10%, Maturing June 29, 2013	4,817,781
	LNR Property Corp.
	7,225,000	Term Loan, 8.11%, Maturing July 3, 2011	7,274,029
	Materis
EUR	823,329	Term Loan, 6.38%, Maturing April 27, 2014	1,125,623
EUR	876,671	Term Loan, 6.76%, Maturing April 27, 2015	1,203,458
	NCI Building Systems, Inc.
	2,345,501	Term Loan, 6.82%, Maturing June 18, 2010	2,353,565
	Nortek, Inc.
	6,676,213	Term Loan, 7.61%, Maturing August 27, 2011	6,701,248
	Panolam Industries Holdings, Inc.
	2,342,083	Term Loan, 8.10%, Maturing September 30, 2012	2,349,402
	PLYGEM Industries, Inc.
	6,121,271	Term Loan, 8.10%, Maturing August 15, 2011	6,122,544
	228,729	Term Loan, 8.10%, Maturing August 15, 2011	228,777
	Re/Max International, Inc.
	1,256,667	Term Loan, Maturing January 23, 2008(8)	1,256,667
	1,343,333	Term Loan, Maturing January 23, 2008(8)	1,343,333
	Realogy Corp.
	2,280,303	Term Loan, 8.32%, Maturing September 1, 2014	2,284,579
	8,469,697	Term Loan, 8.35%, Maturing September 1, 2014	8,485,578
	South Edge, LLC
	4,475,000	Term Loan, 7.38%, Maturing October 31, 2009	4,459,619
	Stile Acquisition Corp.
	5,147,516	Term Loan, 7.35%, Maturing April 6, 2013	5,088,747
	Stile U.S. Acquisition Corp.
	5,156,286	Term Loan, 7.35%, Maturing April 6, 2013	5,097,416
	TE / Tousa Senior, LLC
	1,130,435	Revolving Loan, Maturing August 1, 2008(9)	1,113,478
	750,000	Term Loan, Maturing August 1, 2008(9)	734,375
	The Woodlands Commercial Property, Inc.
	2,940,000	TermLoan, 7.31%, Maturing August 29, 2009	2,943,675
	735,000	Term Loan, 7.31%, Maturing August 29, 2009	735,919
	Tousa/Kolter, LLC
	4,940,000	Term Loan, 7.60%, Maturing January 7, 2008	4,946,175

See notes to financial statements

Senior Debt Portfolio as of May 31, 2007

PORTFOLIO OF INVESTMENTS (Unaudited) CONT'D

Principal Amount	Borrower/Tranche Description	Value
Building and Development (continued)
TRU 2005 RE Holding Co.
$13,750,000	Term Loan, 8.32%, Maturing December 9, 2008	$13,863,864
United Subcontractors, Inc.
2,675,000	Term Loan, 12.62%, Maturing June 27, 2013	2,633,760
WCI Communities, Inc.
8,300,000	Term Loan, 7.82%, Maturing December 23, 2010	8,253,312
Wintergames Acquisition ULC
10,560,614	Term Loan, 7.42%, Maturing October 26, 2007	10,587,016
		$180,383,961
Business Equipment and Services - 7.6%
ACCO Brands Corp.
$1,785,400	Term Loan, 7.11%, Maturing August 17, 2012	$1,799,628
Activant Solutions, Inc.
2,234,154	Term Loan, 7.38%, Maturing May 1, 2013	2,233,457
Affiliated Computer Services
2,468,750	Term Loan, 7.32%, Maturing March 20, 2013	2,482,466
6,500,875	Term Loan, 7.32%, Maturing March 20, 2013	6,536,994
Affinion Group, Inc.
7,281,381	Term Loan, 7.86%, Maturing October 17, 2012	7,351,464
Allied Security Holdings, LLC
3,780,000	Term Loan, 8.35%, Maturing June 30, 2010	3,822,525
Buhrmann US, Inc.
6,688,582	Term Loan, 7.10%, Maturing December 31, 2010	6,724,118
DynCorp International, LLC
4,380,600	Term Loan, 7.63%, Maturing February 11, 2011	4,420,757
Education Management, LLC
5,907,862	Term Loan, 7.13%, Maturing June 1, 2013	5,934,176
Info USA, Inc.
1,975,050	Term Loan, 7.35%, Maturing February 14, 2012	1,982,456
Intergraph Corp.
928,571	Term Loan, 7.61%, Maturing May 29, 2014	936,696
2,000,000	Term Loan, 11.36%, Maturing November 29, 2014	2,047,500
Iron Mountain, Inc.
9,425,000	Term Loan, 6.87%, Maturing April 16, 2014	9,492,747
Language Line, Inc.
7,489,406	Term Loan, 8.60%, Maturing June 11, 2011	7,567,423
Mitchell International, Inc.
1,000,000	Term Loan, 10.63%, Maturing March 28, 2015	1,014,167
N.E.W. Holdings I, LLC
3,350,000	Term Loan, 7.85%, Maturing May 22, 2014	3,350,000
Nielsen Finance, LLC
20,745,750	Term Loan, 7.61%, Maturing August 9, 2013	20,945,117
Protection One, Inc.
3,218,756	Term Loan, 7.59%, Maturing March 31, 2012	3,232,838

Principal Amount		Borrower/Tranche Description	Value
Business Equipment and Services (continued)
Quantum Corp.
	$897,222	Term Loan, 9.34%, Maturing August 22, 2012	$898,344
Quintiles Transnational Corp.
	5,742,000	Term Loan, 7.35%, Maturing March 31, 2013	5,756,355
RiskMeterics Group Holdings, LLC
	3,625,000	Term Loan, 7.60%, Maturing January 11, 2014	3,661,250
Sabare, Inc.
	11,200,000	Term Loan, 7.61%, Maturing September 30, 2014	11,224,506
Serena Software, Inc.
	1,660,313	Term Loan, 7.59%, Maturing March 10, 2013	1,672,765
Sitel (Client Logic)
	5,086,331	Term Loan, 7.85%, Maturing January 29, 2014	5,124,478
Solera Nederland Holdings
	2,750,000	Term Loan, 7.32%, Maturing May 15, 2014	2,765,469
SunGard Data Systems, Inc.
	30,562,251	Term Loan, 7.36%, Maturing February 11, 2013	30,848,772
TDS Investor Corp.
EUR	1,992,494	Term Loan, 6.66%, Maturing August 23, 2013	2,697,238
	7,574,669	Term Loan, 7.85%, Maturing August 23, 2013	7,636,645
	802,998	Term Loan, 7.85%, Maturing August 23, 2013	809,568
Telcordia Technologies, Inc.
	6,987,400	Term Loan, 8.11%, Maturing September 15, 2012	6,934,995
Transaction Network Services, Inc.
	2,225,000	Term Loan, 7.36%, Maturing May 4, 2012	2,236,125
WAM Acquisition, S.A.
EUR	768,581	Term Loan, 6.25%, Maturing May 4, 2014	1,047,816
EUR	481,419	Term Loan, 6.25%, Maturing May 4, 2014	656,324
EUR	768,581	Term Loan, 6.50%, Maturing May 4, 2015	1,051,048
EUR	481,419	Term Loan, 6.50%, Maturing May 4, 2015	658,348
West Corp.
	9,205,500	Term Loan, 7.75%, Maturing October 24, 2013	9,287,613
Williams Scotsman, Inc.
	2,570,000	Term Loan, 6.82%, Maturing June 27, 2010	2,569,198
Worldspan, L.P.
	4,987,500	Term Loan, 8.60%, Maturing December 7, 2013	5,015,555
			$194,426,941
Cable and Satellite Television - 7.1%
Atlantic Broadband Finance, LLC
	$7,535,457	Term Loan, 7.60%, Maturing February 10, 2011	$7,633,184
Bragg Communications, Inc.
	3,316,098	Term Loan, 7.11%, Maturing August 31, 2011	3,326,461
Bresnan Broadband Holdings, LLC
	5,000,000	Term Loan, 7.36%, Maturing March 29, 2014	5,025,390
	1,447,000	Term Loan, 7.38%, Maturing March 29, 2014	1,454,348

See notes to financial statements

Senior Debt Portfolio as of May 31, 2007

PORTFOLIO OF INVESTMENTS (Unaudited) CONT'D

Principal Amount		Borrower/Tranche Description	Value
Cable and Satellite Television (continued)
Casema
EUR	658,133	Term Loan, 6.49%, Maturing November 14, 2014	$898,427
EUR	341,867	Term Loan, 6.49%, Maturing November 14, 2014	466,688
EUR	1,000,000	Term Loan, 6.99%, Maturing November 14, 2015	1,371,433
EUR	1,000,000	Term Loan, 8.24%, Maturing May 14, 2016	1,379,952
Charter Communications Operating, Inc.
	39,394,539	Term Loan, 7.32%, Maturing April 28, 2013	39,451,976
CSC Holdings, Inc.
	9,504,000	Term Loan, 7.07%, Maturing March 29, 2013	9,532,312
DirecTV Holdings, LLC
	3,745,214	Term Loan, 6.82%, Maturing April 13, 2013	3,762,663
Insight Midwest Holdings, LLC
	14,575,000	Term Loan, 7.35%, Maturing April 6, 2014	14,686,586
Kabel Deutschland GmbH
EUR	5,400,000	Term Loan, 5.84%, Maturing March 31, 2012	7,339,328
Kablecom
EUR	1,000,000	Term Loan, 6.49%, Maturing November 14, 2014	1,365,135
EUR	1,000,000	Term Loan, 6.99%, Maturing November 14, 2015	1,371,639
Mediacom Broadband Group
	1,960,237	Term Loan, 7.10%, Maturing January 31, 2015	1,963,454
Mediacom Illinois, LLC
	3,000,000	Term Loan, 6.86%, Maturing September 30, 2012	2,986,641
	6,008,691	Term Loan, 7.10%, Maturing January 31, 2015	6,026,530
NTL Investment Holdings, Ltd.
	3,710,370	Term Loan, 7.36%, Maturing March 30, 2012	3,736,046
GBP	1,562,881	Term Loan, 7.82%, Maturing March 30, 2012	3,104,416
GBP	1,337,119	Term Loan, 7.82%, Maturing March 30, 2012	2,655,977
GBP	1,690,449	Term Loan, 7.85%, Maturing March 30, 2012	3,357,812
GBP	859,551	Term Loan, 7.85%, Maturing March 30, 2012	1,707,362
GBP	1,000,000	Term Loan, 8.48%, Maturing March 30, 2013	2,040,535
Orion Cable GmbH
EUR	2,950,000	Term Loan, 6.97%, Maturing October 31, 2014	4,010,730
EUR	2,950,000	Term Loan, 7.22%, Maturing October 31, 2015	4,026,517
Persona Communications Corp.
	1,005,667	Term Loan, 8.10%, Maturing October 12, 2013	1,014,466
	1,619,333	Term Loan, 8.10%, Maturing October 12, 2013	1,633,502
	675,000	Term Loan, 11.35%, Maturing April 12, 2014	688,078
PKS Media (Netherlands) B.V.
EUR	2,162,500	Term Loan, 5.59%, Maturing October 5, 2013	2,911,860
EUR	1,000,000	Term Loan, 6.09%, Maturing October 5, 2013	1,349,626
EUR	1,000,000	Term Loan, 6.84%, Maturing October 5, 2014	1,353,977
San Juan Cable, LLC
	987,506	Term Loan, 7.35%, Maturing October 31, 2012	990,438

Principal Amount		Borrower/Tranche Description	Value
Cable and Satellite Television (continued)
UPC Broadband Holding B.V.
EUR	3,512,500	Term Loan, 5.94%, Maturing June 30, 2009	$4,756,463
EUR	10,007,156	Term Loan, 5.94%, Maturing October 16, 2011	13,538,712
	1,635,010	Term Loan, 7.08%, Maturing October 16, 2011	1,635,010
	3,821,895	Term Loan, 7.08%, Maturing October 16, 2011	3,830,257
Ypso Holding SA
EUR	4,961,371	Term Loan, 6.36%, Maturing July 28, 2014	6,714,864
EUR	1,914,679	Term Loan, 6.36%, Maturing July 28, 2014	2,591,382
EUR	3,123,950	Term Loan, 6.36%, Maturing July 28, 2014	4,228,045
			$181,918,222
Chemicals and Plastics - 7.6%
AZ Chem US, Inc.
	$1,000,000	Term Loan, 7.36%, Maturing February 28, 2013	$1,006,875
Brenntag Holding GmbH and Co. KG
EUR	2,117,647	Term Loan, 6.63%, Maturing December 23, 2013	2,896,935
	3,616,364	Term Loan, 7.89%, Maturing December 23, 2013	3,662,132
	883,636	Term Loan, 7.89%, Maturing December 23, 2013	891,368
EUR	496,877	Term Loan, 6.88%, Maturing December 23, 2014	682,055
EUR	385,476	Term Loan, 6.88%, Maturing December 23, 2014	531,764
Celanese Holdings, LLC
	2,500,000	Term Loan, 7.07%, Maturing April 2, 2014	2,517,057
	12,425,000	Term Loan, 7.10%, Maturing April 2, 2014	12,509,776
Cognis GMBH
EUR	3,125,000	Term Loan, Maturing September 15, 2013(8)	4,259,188
Columbian Chemicals Acquisition
	495,000	Term Loan, 7.10%, Maturing March 16, 2013	495,619
Ferro Corp.
	6,422,792	Term Loan, 8.07%, Maturing June 6, 2012	6,424,802
First Chemical Holding
EUR	1,500,000	Term Loan, 6.54%, Maturing December 18, 2014(2)	2,040,283
EUR	1,500,000	Term Loan, 7.05%, Maturing December 18, 2015(2)	2,048,932
Georgia Gulf Corp.
	2,818,934	Term Loan, 7.82%, Maturing October 3, 2013	2,846,117
Hexion Specialty Chemicals, Inc.
	13,606,654	Term Loan, 7.88%, Maturing May 5, 2013	13,732,093
	2,955,752	Term Loan, 7.88%, Maturing May 5, 2013	2,983,002
INEOS Group
	2,655,000	Term Loan, 7.58%, Maturing December 14, 2012	2,667,723
	1,905,750	Term Loan, 7.58%, Maturing December 14, 2013	1,925,402
	1,905,750	Term Loan, 8.08%, Maturing December 14, 2014	1,925,402
Innophos, Inc.
	1,176,393	Term Loan, 7.57%, Maturing August 10, 2010	1,182,520

See notes to financial statements

Senior Debt Portfolio as of May 31, 2007

PORTFOLIO OF INVESTMENTS (Unaudited) CONT'D

Principal Amount		Borrower/Tranche Description	Value
Chemicals and Plastics (continued)
Invista B.V.
	$8,912,303	Term Loan, 6.85%, Maturing April 29, 2011	$8,934,584
	4,724,181	Term Loan, 6.85%, Maturing April 29, 2011	4,735,991
ISP Chemo, Inc.
	7,103,250	Term Loan, 7.13%, Maturing February 16, 2013	7,132,423
Kranton Polymers, LLC
	5,272,509	Term Loan, 7.38%, Maturing May 12, 2013	5,320,842
Lucite International Group Holdings
	1,800,516	Term Loan, 8.07%, Maturing July 7, 2013	1,813,458
	635,878	Term Loan, 7.57%, Maturing July 7, 2013(2)	640,449
Lyondell Chemical Co.
	11,810,750	Term Loan, 6.86%, Maturing August 16, 2013	11,844,706
Millenium Inorganic Chemicals
	4,400,000	Term Loan, Maturing April 30, 2014(8)	4,437,677
Momentive Performance Material
	5,187,000	Term Loan, 7.63%, Maturing December 4, 2013	5,228,071
Mosaic Co.
	5,425,171	Term Loan, 7.13%, Maturing December 21, 2012	5,463,034
Nalco Co.
	14,615,586	Term Loan, 7.10%, Maturing November 4, 2010	14,725,203
PQ Corp.
	3,831,803	Term Loan, 7.35%, Maturing February 10, 2012	3,844,575
Professional Paint, Inc.
	2,307,563	Term Loan, 7.63%, Maturing May 31, 2012	2,307,562
Propex Fabrics, Inc.
	2,683,383	Term Loan, 8.36%, Maturing July 31, 2012	2,686,737
Rockwood Specialties Group, Inc.
	9,098,805	Term Loan, 7.36%, Maturing December 10, 2012	9,184,680
Sigmakalon (BC) Holdco B.V.
EUR	1,880,000	Term Loan, 5.91%, Maturing September 9, 2012	2,527,563
EUR	92,758	Term Loan, 6.41%, Maturing September 9, 2013	125,824
EUR	1,204,580	Term Loan, 6.41%, Maturing September 9, 2013	1,633,984
EUR	2,202,661	Term Loan, 6.41%, Maturing September 9, 2013	2,987,857
EUR	729,480	Term Loan, 7.16%, Maturing September 9, 2014	993,555
EUR	178,614	Term Loan, 7.16%, Maturing September 9, 2014	243,273
EUR	2,135,161	Term Loan, 7.16%, Maturing September 9, 2014	2,908,097
Solo Cup Co.
	9,327,866	Term Loan, 8.85%, Maturing February 27, 2011	9,494,751
	500,000	Term Loan, 11.57%, Maturing March 31, 2012	512,500
Solutia, Inc.
	4,000,000	DIP Loan, 8.36%, Maturing March 31, 2008	4,041,252
TPG Spring UK, Ltd.
EUR	2,288,006	Term Loan, 6.66%, Maturing June 27, 2013	3,095,854
EUR	2,288,006	Term Loan, 7.16%, Maturing June 27, 2013	3,107,400

Principal Amount		Borrower/Tranche Description	Value
Chemicals and Plastics (continued)
Wellman, Inc.
	$5,400,000	Term Loan, 9.37%, Maturing February 10, 2009	$5,467,500
			$192,668,447
Clothing / Textiles - 0.2%
St. John Knits International, Inc.
	$2,104,895	Term Loan, 8.35%, Maturing March 23, 2012	$2,120,681
The William Carter Co.
	2,233,573	Term Loan, 6.85%, Maturing July 14, 2012	2,237,413
			$4,358,094
Conglomerates - 3.0%
Amsted Industries, Inc.
	$5,405,961	Term Loan, 7.35%, Maturing October 15, 2010	$5,426,233
Blount, Inc.
	1,791,824	Term Loan, 7.08%, Maturing August 9, 2010	1,794,064
Brickman Group Holdings, Inc.
	4,525,000	Term Loan, 7.40%, Maturing January 23, 2014	4,541,969
GenTek, Inc.
	1,478,261	Term Loan, 7.36%, Maturing February 25, 2011	1,484,268
Goodman Global Holdings, Inc.
	3,227,121	Term Loan, 7.13%, Maturing December 23, 2011	3,237,877
ISS Holdings A/S
EUR	2,504,202	Term Loan, 6.52%, Maturing December 31, 2013	3,417,752
GBP	1,704,757	Term Loan, 8.17%, Maturing December 31, 2013	3,416,018
Jarden Corp.
	8,580,591	Term Loan, 7.10%, Maturing January 24, 2012	8,612,768
	1,307,523	Term Loan, 7.10%, Maturing January 24, 2012	1,312,698
Johnson Diversey, Inc.
	1,055,362	Term Loan, 7.86%, Maturing December 16, 2010	1,068,773
	5,076,388	Term Loan, 7.86%, Maturing December 16, 2011	5,140,899
Platinum 100, Ltd.
GBP	1,000,000	Term Loan, 8.15%, Maturing January 15, 2013	1,984,843
GBP	1,000,000	Term Loan, 8.65%, Maturing January 15, 2014	1,992,710
Polymer Group, Inc.
	2,000,000	Revolving Loan, 9.50%, Maturing November 22, 2010(2)	1,960,000
	8,541,875	Term Loan, 7.59%, Maturing November 22, 2012	8,568,568
RBS Global, Inc.
	1,084,298	Term Loan, 7.58%, Maturing July 19, 2013	1,093,954
Rexnord Corp.
	4,013,934	Term Loan, 7.86%, Maturing July 19, 2013	4,049,682
RGIS Holdings, LLC
	235,714	Term Loan, 0.00%, Maturing April 30, 2014(2)	237,433
	4,714,286	Term Loan, 7.86%, Maturing April 30, 2014	4,748,662

See notes to financial statements

Senior Debt Portfolio as of May 31, 2007

PORTFOLIO OF INVESTMENTS (Unaudited) CONT'D

Principal Amount		Borrower/Tranche Description	Value
Conglomerates (continued)
Samsonite Corp.
	$3,990,000	Term Loan, 7.60%, Maturing December 21, 2013	$4,022,419
Sensata Technologies Finance Co.
	2,431,625	Term Loan, 7.10%, Maturing April 27, 2013	2,434,042
Terex Corp.
	2,133,875	Term Loan, 7.10%, Maturing July 13, 2013	2,141,877
US Investigations Services, Inc.
	2,447,725	Term Loan, 8.10%, Maturing October 14, 2012	2,456,140
	1,752,813	Term Loan, 8.10%, Maturing October 14, 2013	1,758,839
			$76,902,488
Containers and Glass Products - 3.8%
Berry Plastics Corp.
	$6,275,000	Term Loan, 7.35%, Maturing April 3, 2015	$6,305,942
Bluegrass Container Co.
	1,165,736	Term Loan, 7.59%, Maturing June 30, 2013	1,179,216
	3,896,014	Term Loan, 7.59%, Maturing June 30, 2013	3,941,063
Consolidated Container Co.
	2,925,000	Term Loan, 7.60%, Maturing March 28, 2014	2,939,017
	1,500,000	Term Loan, 10.86%, Maturing September 28, 2014	1,492,812
Crown Americas, Inc.
EUR	990,000	Term Loan, 5.81%, Maturing November 15, 2012	1,332,193
	1,361,250	Term Loan, 7.11%, Maturing November 15, 2012	1,365,844
Graham Packaging Holdings Co.
	14,100,000	Term Loan, 7.63%, Maturing October 7, 2011	14,236,601
Graphic Packaging International
	19,100,000	Term Loan, 7.33%, Maturing May 16, 2014	19,287,027
IPG (US), Inc.
	3,166,410	Term Loan, 8.05%, Maturing July 28, 2011	3,174,326
JSG Acquisitions
EUR	5,500,000	Term Loan, 6.18%, Maturing December 31, 2014	7,494,743
EUR	5,500,000	Term Loan, 6.64%, Maturing December 31, 2014	7,527,700
OI European Group B.V.
EUR	3,910,000	Term Loan, 5.36%, Maturing June 14, 2013	5,249,159
Owens-Brockway Glass Container
	4,887,500	Term Loan, 6.82%, Maturing June 14, 2013	4,904,303
Pregis Corp.
EUR	2,462,500	Term Loan, 6.42%, Maturing October 12, 2012	3,330,231
Smurfit-Stone Container Corp.
	1,986,462	Term Loan, 5.22%, Maturing November 1, 2011	2,004,407
	7,108,233	Term Loan, 7.38%, Maturing November 1, 2011	7,172,448
	4,927,319	Term Loan, 7.38%, Maturing November 1, 2011	4,971,832
			$97,908,864

	Principal Amount	Borrower/Tranche Description	Value
	Cosmetics / Toiletries - 0.4%
	American Safety Razor Co.
	$1,000,000	Term Loan, 11.63%, Maturing July 31, 2014	$1,020,000
	Kik Custom Products, Inc.
	431,707	Term Loan, 7.57%, Maturing May 31, 2014	434,405
	2,518,293	Term Loan, 7.57%, Maturing May 31, 2014	2,534,032
	Prestige Brands, Inc.
	6,055,877	Term Loan, 7.63%, Maturing April 7, 2011	6,093,726
			$10,082,163
	Drugs - 1.1%
	Chattem, Inc.
	$1,806,000	Term Loan, 7.11%, Maturing January 2, 2013	$1,817,288
	Graceway Pharmaceuticals, LLC
	5,800,000	Term Loan, 8.07%, Maturing May 3, 2012	5,805,800
	Pharmaceutical Holdings Corp.
	2,375,000	Term Loan, 8.57%, Maturing January 30, 2012	2,380,937
	Stiefel Laboratories, Inc.
	1,912,942	Term Loan, 7.61%, Maturing December 28, 2013	1,927,289
	2,500,995	Term Loan, 7.61%, Maturing December 28, 2013	2,519,753
	1,500,000	Term Loan, 10.36%, Maturing June 28, 2014	1,535,625
	Warner Chilcott Corp.
	9,641,666	Term Loan, 7.35%, Maturing January 18, 2012	9,710,537
	2,647,117	Term Loan, 7.35%, Maturing January 18, 2012	2,666,025
			$28,363,254
	Ecological Services and Equipment - 1.4%
	Allied Waste Industries, Inc.
	$3,402,869	Term Loan, 5.33%, Maturing January 15, 2012	$3,426,029
	3,133,147	Term Loan, 7.09%, Maturing January 15, 2012	3,152,309
	Blue Waste B.V. (AVR Acquisition)
EUR	4,000,000	Term Loan, 6.17%, Maturing April 1, 2015	5,479,788
	Duratek, Inc.
	1,827,846	Term Loan, 7.63%, Maturing June 7, 2013	1,846,124
	EnergySolutions, LLC
	192,610	Term Loan, 7.57%, Maturing June 7, 2013	194,536
	3,813,066	Term Loan, 7.63%, Maturing June 7, 2013	3,851,196
	Environmental Systems, Inc.
	500,000	Term Loan, 12.49%, Maturing December 12, 2010	305,625
	IESI Corp.
	1,000,000	Term Loan, 7.11%, Maturing January 20, 2012	1,002,813
	Sensus Metering Systems, Inc.
	362,300	Term Loan, 7.36%, Maturing December 17, 2010	364,111
	3,344,303	Term Loan, 7.36%, Maturing December 17, 2010	3,361,025

See notes to financial statements

Senior Debt Portfolio as of May 31, 2007

PORTFOLIO OF INVESTMENTS (Unaudited) CONT'D

Principal Amount		Borrower/Tranche Description	Value
Ecological Services and Equipment (continued)
Sulo GmbH
EUR	3,750,000	Term Loan, 6.58%, Maturing January 19, 2014	$5,074,920
EUR	3,750,000	Term Loan, 7.08%, Maturing January 19, 2015	5,093,324
Waste Services, Inc.
	1,496,250	Term Loan, 7.82%, Maturing March 31, 2011	1,511,213
			$34,663,013
Electronics / Electrical - 2.6%
Advanced Micro Devices, Inc.
	$5,433,026	Term Loan, 7.34%, Maturing December 31, 2013	$5,456,176
AMI Semiconductor, Inc.
	1,134,357	Term Loan, 6.82%, Maturing April 1, 2012	1,132,586
Aspect Software, Inc.
	6,119,250	Term Loan, 8.31%, Maturing July 11, 2011	6,171,839
Communications & Power, Inc.
	1,250,000	Term Loan, 7.57%, Maturing July 23, 2010	1,255,469
EnerSys Capital, Inc.
	3,598,481	Term Loan, 7.11%, Maturing March 17, 2011	3,620,972
FCI International S.A.S.
	687,820	Term Loan, 7.74%, Maturing November 1, 2013	697,584
	662,180	Term Loan, 7.87%, Maturing November 1, 2013	671,580
	687,820	Term Loan, 8.62%, Maturing November 1, 2013	694,698
	662,180	Term Loan, 8.62%, Maturing November 1, 2013	668,802
Freescale Semiconductor, Inc.
	12,518,625	Term Loan, 7.11%, Maturing December 1, 2013	12,545,039
Ganymed 347 VV GmbH
EUR	329,460	Term Loan, 6.87%, Maturing April 30, 2013	447,229
EUR	670,540	Term Loan, 6.87%, Maturing April 30, 2013	910,230
EUR	329,460	Term Loan, 7.37%, Maturing April 30, 2014	449,365
EUR	670,540	Term Loan, 7.37%, Maturing April 30, 2014	914,258
Infor Enterprise Solutions Holdings
EUR	1,995,000	Term Loan, 6.91%, Maturing July 28, 2012	2,723,162
EUR	8,075,136	Term Loan, 9.10%, Maturing July 28, 2012	8,138,727
	4,213,114	Term Loan, 9.10%, Maturing July 28, 2012	4,244,713
Invensys International Holding
	1,083,333	Term Loan, 7.36%, Maturing December 15, 2010	1,089,202
	1,166,667	Term Loan, 7.35%, Maturing January 15, 2011	1,176,632
Network Solutions, LLC
	2,600,000	Term Loan, 7.82%, Maturing March 7, 2014	2,610,291
Open Solutions, Inc.
	5,575,000	Term Loan, 7.49%, Maturing January 23, 2014	5,623,781
VeriFone, Inc.
	498,750	Term Loan, 7.11%, Maturing October 31, 2013	501,244
Vertafore, Inc.
	4,950,000	Term Loan, 7.86%, Maturing January 31, 2012	4,987,125
			$66,730,704

Principal Amount	Borrower/Tranche Description	Value
Equipment Leasing - 0.4%
Maxim Crane Works, L.P.
$3,457,587	Term Loan, 7.33%, Maturing January 28, 2010	$3,464,070
United Rentals, Inc.
1,726,985	Term Loan, 5.32%, Maturing February 14, 2011	1,738,088
4,206,295	Term Loan, 7.32%, Maturing February 14, 2011	4,233,338
		$9,435,496
Farming / Agriculture - 0.2%
Central Garden & Pet Co.
$3,727,313	Term Loan, 6.82%, Maturing February 28, 2014	$3,733,720
United Agri Products, Inc.
1,982,506	Term Loan, 7.36%, Maturing June 8, 2012	1,987,463
		$5,721,183
Financial Intermediaries - 1.1%
Coinstar, Inc.
$1,723,011	Term Loan, 7.35%, Maturing July 7, 2011	$1,732,703
E.A. Viner International Co.
396,250	Term Loan, 7.85%, Maturing July 31, 2013	400,213
Grosvenor Capital Management
1,546,125	Term Loan, 7.60%, Maturing December 5, 2013	1,563,519
Investools, Inc.
1,625,000	Term Loan, 8.60%, Maturing August 13, 2012	1,629,063
iPayment, Inc.
2,945,250	Term Loan, 7.34%, Maturing May 10, 2013	2,934,205
LPL Holdings, Inc.
11,904,975	Term Loan, 7.85%, Maturing June 30, 2013	11,934,738
Oxford Acquisition III, Ltd.
3,300,000	Term Loan, Maturing May 24, 2014(8)	3,300,000
The Geo Group, Inc.
899,110	Term Loan, 6.82%, Maturing January 24, 2014	903,043
The Macerich Partnership, L.P.
4,310,000	Term Loan, 6.88%, Maturing April 25, 2010	4,318,081
		$28,715,565
Food Products - 3.9%
Advantage Sales & Marketing, Inc.
$5,158,897	Term Loan, 7.36%, Maturing March 29, 2013	$5,172,867
American Seafoods Group, LLC
1,959,425	Term Loan, 7.10%, Maturing September 30, 2012	1,967,998
BF Bolthouse HoldCo, LLC
2,024,375	Term Loan, 7.63%, Maturing December 16, 2012	2,036,396
1,000,000	Term Loan, 10.85%, Maturing December 16, 2013	1,014,375

See notes to financial statements

Senior Debt Portfolio as of May 31, 2007

PORTFOLIO OF INVESTMENTS (Unaudited) CONT'D

Principal Amount		Borrower/Tranche Description	Value
Food Products (continued)
BL Marketing, Ltd.
GBP	1,500,000	Term Loan, 8.23%, Maturing December 20, 2013	$3,009,957
GBP	1,500,000	Term Loan, 7.74%, Maturing December 31, 2013	3,009,957
GBP	1,500,000	Term Loan, 8.73%, Maturing December 20, 2014	3,023,211
Black Lion Beverages III B.V.
EUR	1,000,000	Term Loan, 6.48%, Maturing December 31, 2013	1,367,575
EUR	1,000,000	Term Loan, 6.70%, Maturing December 31, 2014	1,373,175
Charden International B.V.
EUR	750,000	Term Loan, 6.54%, Maturing March 14, 2014	1,015,545
EUR	750,000	Term Loan, 7.04%, Maturing March 14, 2015	1,019,751
Chiquita Brands, LLC
	3,116,372	Term Loan, 8.38%, Maturing June 28, 2012	3,157,598
Dean Foods Co.
	12,275,000	Term Loan, 6.88%, Maturing April 2, 2014	12,319,497
Del Monte Corp.
	2,094,834	Term Loan, 6.84%, Maturing February 8, 2012	2,103,064
Dole Food Company, Inc.
	525,581	Term Loan, 5.23%, Maturing April 12, 2013	526,348
	3,902,442	Term Loan, 7.46%, Maturing April 12, 2013	3,908,132
	1,170,733	Term Loan, 7.54%, Maturing April 12, 2013	1,172,439
Foodvest Limited
EUR	361,667	Term Loan, 6.59%, Maturing March 16, 2014	493,004
GBP	250,000	Term Loan, 8.33%, Maturing March 16, 2014	500,604
EUR	331,746	Term Loan, 7.09%, Maturing March 16, 2015	454,337
GBP	229,317	Term Loan, 8.83%, Maturing March 16, 2015	461,456
Michael Foods, Inc.
	3,472,526	Term Loan, 7.36%, Maturing November 21, 2010	3,500,740
Nash-Finch Co.
	2,735,537	Term Loan, 7.88%, Maturing November 12, 2010	2,744,086
National Dairy Holdings, L.P.
	4,616,213	Term Loan, 7.32%, Maturing March 15, 2012	4,639,294
Nutro Products, Inc.
	1,428,867	Term Loan, 7.35%, Maturing April 26, 2013	1,429,760
Picard Surgeles S.A.
EUR	2,000,000	Term Loan, 6.08%, Maturing June 4, 2014	2,722,495
Pinnacle Foods Finance, LLC
	3,000,000	Revolving Loan, 0.00%, Maturing April 2, 2013(2)	2,910,000
	13,225,000	Term Loan, 8.10%, Maturing April 2, 2014	13,339,066
QCE Finance, LLC
	4,275,231	Term Loan, 7.60%, Maturing May 5, 2013	4,303,020
Reddy Ice Group, Inc.
	7,975,000	Term Loan, 7.11%, Maturing August 9, 2012	7,999,922
Ruby Acquisitions, Ltd.
GBP	1,000,000	Term Loan, 8.35%, Maturing January 5, 2015	1,978,719

	Principal Amount	Borrower/Tranche Description	Value
	Food Products (continued)
	United Biscuit Holdco, Ltd.
EUR	536,692	Term Loan, 6.39%, Maturing December 14, 2014	$734,451
GBP	1,713,045	Term Loan, 8.23%, Maturing December 14, 2014	3,443,791
			$98,852,630
	Food Service - 1.6%
	AFC Enterprises, Inc.
	$1,146,050	Term Loan, 7.13%, Maturing May 23, 2009	$1,154,646
	Aramark Corp.
GBP	1,097,250	Term Loan, 7.71%, Maturing January 27, 2014	2,181,323
	B&G Foods, Inc.
	1,130,435	Term Loan, 7.36%, Maturing February 23, 2013	1,136,441
	Buffets, Inc.
	539,583	Term Loan, 5.26%, Maturing May 1, 2013	544,530
	4,075,203	Term Loan, 8.11%, Maturing November 1, 2013	4,112,561
	Burger King Corp.
	3,257,438	Term Loan, 6.88%, Maturing June 30, 2012	3,270,331
	CBRL Group, Inc.
	5,560,222	Term Loan, 6.86%, Maturing April 27, 2013	5,576,441
	Denny's, Inc.
	253,333	Term Loan, 7.32%, Maturing March 31, 2012	255,788
	1,463,854	Term Loan, 7.35%, Maturing March 31, 2012	1,478,035
	Maine Beverage Co., LLC
	2,276,786	Term Loan, 7.10%, Maturing June 30, 2010	2,271,094
	NPC International, Inc.
	2,083,333	Term Loan, 7.09%, Maturing May 3, 2013	2,087,892
	OSI Restaurant Partners, LLC
	197,368	Term Loan, Maturing May 9, 2013(8)	198,923
	2,427,632	Term Loan, Maturing May 9, 2014(8)	2,446,749
	RMK Acquisition Corp. (Aramark)
	822,906	Term Loan, 5.20%, Maturing January 26, 2014	829,452
	11,664,150	Term Loan, 7.48%, Maturing January 26, 2014	11,756,939
	Sagittarius Restaurants, LLC
	1,262,250	Term Loan, 7.62%, Maturing March 29, 2013	1,268,167
			$40,569,312
	Food / Drug Retailers - 1.2%
	General Nutrition Centers, Inc.
	$3,600,000	Term Loan, 7.60%, Maturing September 16, 2013	$3,600,900
	Roundy's Supermarkets, Inc.
	12,205,909	Term Loan, 8.09%, Maturing November 3, 2011	12,315,762
	Supervalu, Inc.
	4,628,250	Term Loan, 6.84%, Maturing June 1, 2012	4,655,733

See notes to financial statements

Senior Debt Portfolio as of May 31, 2007

PORTFOLIO OF INVESTMENTS (Unaudited) CONT'D

	Principal Amount	Borrower/Tranche Description	Value
	Food / Drug Retailers (continued)
	The Jean Coutu Group (PJC), Inc.
	$11,198,826	Term Loan, 9.75%, Maturing July 30, 2011	$11,221,974
			$31,794,369
	Forest Products - 1.8%
	Appleton Papers, Inc.
	$5,612,815	Term Loan, 7.59%, Maturing June 11, 2010	$5,640,880
	Buckeye Technologies, Inc.
	1,539,127	Term Loan, 7.34%, Maturing April 15, 2010	1,541,371
	Georgia-Pacific Corp.
	11,970,000	Term Loan, 7.09%, Maturing December 20, 2012	12,052,294
	20,421,450	Term Loan, 7.09%, Maturing December 20, 2012	20,557,335
	NewPage Corp.
	2,108,454	Term Loan, 7.63%, Maturing May 2, 2011	2,129,539
	Xerium Technologies, Inc.
	2,969,645	Term Loan, 8.10%, Maturing May 18, 2012	2,971,501
			$44,892,920
	Healthcare - 8.3%
	Accellent, Inc.
	$2,705,900	Term Loan, 7.86%, Maturing November 22, 2012	$2,707,028
	Alliance Imaging, Inc.
	4,428,777	Term Loan, 7.88%, Maturing December 29, 2011	4,453,136
	American Achievement Corp.
	1,320,112	Term Loan, 7.72%, Maturing March 25, 2011	1,330,838
	American Medical Systems
	4,752,258	Term Loan, 7.68%, Maturing July 20, 2012	4,758,198
	AMN Healthcare, Inc.
	1,280,414	Term Loan, 7.10%, Maturing November 2, 2011	1,284,415
	AMR HoldCo, Inc.
	1,808,995	Term Loan, 7.36%, Maturing February 10, 2012	1,816,345
	Capio AB
EUR	454,102	Term Loan, 6.30%, Maturing April 24, 2015	620,864
EUR	545,898	Term Loan, 6.30%, Maturing April 24, 2015	746,371
EUR	454,102	Term Loan, 6.43%, Maturing April 16, 2016	623,920
EUR	545,898	Term Loan, 6.43%, Maturing April 24, 2016	750,044
	Cardinal Health 409, Inc.
	5,075,000	Term Loan, 7.60%, Maturing April 10, 2014	5,094,823
	Carestream Health, Inc.
	5,950,000	Term Loan, 7.34%, Maturing April 30, 2013	5,975,293
	Carl Zeiss Vision Holding GMBH
	3,700,889	Term Loan, 7.84%, Maturing March 23, 2015	3,762,572
	Community Health Systems, Inc.
	20,188,275	Term Loan, 7.11%, Maturing August 19, 2011	20,259,257
	9,950,000	Term Loan, 7.10%, Maturing February 29, 2012	9,984,984

Principal Amount	Borrower/Tranche Description	Value
Healthcare (continued)
Concentra Operating Corp.
$3,196,605	Term Loan, 7.33%, Maturing September 30, 2011	$3,210,092
ConMed Corp.
2,283,333	Term Loan, 7.08%, Maturing April 13, 2013	2,284,760
CRC Health Corp.
1,393,000	Term Loan, 7.85%, Maturing February 6, 2013	1,401,706
3,529,526	Term Loan, 7.85%, Maturing February 6, 2013	3,551,586
Davita, Inc.
13,807,224	Term Loan, 6.84%, Maturing October 5, 2012	13,869,246
Emdeon Business Services, LLC
4,731,440	Term Loan, 7.60%, Maturing November 16, 2013	4,763,969
Encore Medical Finance, LLC
2,885,518	Term Loan, 7.88%, Maturing November 3, 2013	2,895,439
FHC Health Systems, Inc.
504,799	Term Loan, 12.11%, Maturing December 18, 2009	519,943
353,360	Term Loan, 14.11%, Maturing December 18, 2009	362,194
Gambro Holding AB
1,500,000	Term Loan, 7.87%, Maturing June 5, 2014	1,517,813
1,500,000	Term Loan, 8.37%, Maturing June 5, 2015	1,524,563
HCA, Inc.
19,750,500	Term Loan, 7.60%, Maturing November 18, 2013	19,988,889
Health Management Association, Inc.
8,850,000	Term Loan, 7.10%, Maturing February 28, 2014	8,898,551
HealthSouth Corp.
6,178,463	Term Loan, 7.85%, Maturing March 10, 2013	6,232,179
Iasis Healthcare, LLC
259,141	Term Loan, 7.32%, Maturing March 14, 2014	260,437
2,844,078	Term Loan, 7.36%, Maturing March 14, 2014	2,858,298
971,781	Term Loan, 7.36%, Maturing March 14, 2014(2)	976,640
Invacare Corp.
3,591,000	Term Loan, 7.60%, Maturing February 12, 2013	3,612,323
Kinetic Concepts, Inc.
2,266,269	Term Loan, 6.85%, Maturing October 3, 2009	2,274,060
Leiner Health Products, Inc.
3,160,625	Term Loan, 8.58%, Maturing May 27, 2011	3,123,750
LifeCare Holdings, Inc.
3,250,500	Term Loan, 8.35%, Maturing August 11, 2012	3,167,544
LifePoint Hospitals, Inc.
11,706,298	Term Loan, 6.99%, Maturing April 15, 2012	11,686,174
Magellan Health Services, Inc.
1,749,249	Term Loan, 5.20%, Maturing August 15, 2008	1,753,622
1,093,281	Term Loan, 7.10%, Maturing August 15, 2008	1,096,014
Matria Healthcare, Inc.
1,397,680	Term Loan, 7.35%, Maturing January 19, 2012	1,404,233
MultiPlan Merger Corp.
1,765,944	Term Loan, 7.82%, Maturing April 12, 2013	1,781,121
1,391,188	Term Loan, 7.82%, Maturing April 12, 2013	1,403,144

See notes to financial statements

Senior Debt Portfolio as of May 31, 2007

PORTFOLIO OF INVESTMENTS (Unaudited) CONT'D

Principal Amount		Borrower/Tranche Description	Value
Healthcare (continued)
National Mentor Holdings, Inc.
	$190,400	Term Loan, 5.32%, Maturing June 29, 2013	$191,174
	3,185,528	Term Loan, 7.35%, Maturing June 29, 2013	3,198,471
Nyco Holdings
EUR	3,887,500	Term Loan, 6.41%, Maturing December 29, 2014	5,247,007
EUR	3,887,500	Term Loan, 6.91%, Maturing December 29, 2015	5,271,155
P&F Capital S.A.R.L.
EUR	313,835	Term Loan, 6.30%, Maturing February 21, 2014	428,995
EUR	97,573	Term Loan, 6.30%, Maturing February 21, 2014	133,377
EUR	187,852	Term Loan, 6.30%, Maturing February 21, 2014	256,783
EUR	150,740	Term Loan, 6.30%, Maturing February 21, 2014	206,054
EUR	141,892	Term Loan, 6.80%, Maturing February 21, 2015	194,642
EUR	52,703	Term Loan, 6.80%, Maturing February 21, 2015	72,296
EUR	109,459	Term Loan, 6.80%, Maturing February 21, 2015	150,153
EUR	445,946	Term Loan, 6.80%, Maturing February 21, 2015	611,733
RadNet Management, Inc.
	1,645,875	Term Loan, 8.83%, Maturing November 15, 2012	1,649,990
Renal Advantage, Inc.
	1,108,475	Term Loan, 7.85%, Maturing October 5, 2012	1,119,560
Select Medical Holding Corp.
	6,171,855	Term Loan, 7.36%, Maturing February 24, 2012	6,158,709
Sunrise Medical Holdings, Inc.
	2,692,477	Term Loan, 8.88%, Maturing May 13, 2010	2,665,553
Vanguard Health Holding Co., LLC
	6,924,764	Term Loan, 7.60%, Maturing September 23, 2011	6,979,594
Ventiv Health, Inc.
	1,688,571	Term Loan, 6.85%, Maturing October 5, 2011	1,688,571
VWR International, Inc.
	3,895,793	Term Loan, 7.61%, Maturing April 7, 2011	3,915,271
			$210,725,466
Home Furnishings - 1.4%
Interline Brands, Inc.
	$2,804,891	Term Loan, 7.07%, Maturing June 23, 2013	$2,810,150
	1,940,217	Term Loan, 7.07%, Maturing June 23, 2013	1,943,855
Knoll, Inc.
	5,192,634	Term Loan, 7.10%, Maturing October 3, 2012	5,219,246
National Bedding Co., LLC
	1,881,559	Term Loan, 7.35%, Maturing August 31, 2011	1,888,615
Oreck Corp.
	1,266,405	Term Loan, 10.00%, Maturing February 2, 2012	1,234,745
Sanitec, Ltd. Oy
EUR	3,000,000	Term Loan, 6.56%, Maturing April 7, 2013	4,070,138
EUR	3,000,000	Term Loan, 7.06%, Maturing April 7, 2014	4,085,276
Sealy Mattress Co.
	3,468,750	Term Loan, 6.86%, Maturing August 25, 2012	3,473,953

Principal Amount		Borrower/Tranche Description	Value
Home Furnishings (continued)
Simmons Co.
	$9,060,869	Term Loan, 7.41%, Maturing December 19, 2011	$9,113,721
	2,000,000	Term Loan, 10.65%, Maturing February 15, 2012	1,986,666
			$35,826,365
Industrial Equipment - 1.9%
Aearo Technologies, Inc.
	$2,623,500	Term Loan, 7.85%, Maturing March 22, 2013	$2,644,270
Alliance Laundry Holdings, LLC
	1,587,064	Term Loan, 7.61%, Maturing January 27, 2012	1,600,951
Colfax Corp.
	5,021,805	Term Loan, 7.63%, Maturing May 30, 2009	5,053,191
Flowserve Corp.
	6,889,363	Term Loan, 6.88%, Maturing August 10, 2012	6,906,159
Foamex L.P.
	4,000,000	Term Loan, 7.60%, Maturing February 12, 2013	3,997,188
Generac Acquisition Corp.
	3,786,750	Term Loan, 7.85%, Maturing November 7, 2013	3,764,435
	2,000,000	Term Loan, 11.35%, Maturing April 7, 2014	1,925,834
Gleason Corp.
	1,793,939	Term Loan, 7.60%, Maturing June 30, 2013	1,809,077
	1,900,000	Term Loan, 10.84%, Maturing December 31, 2013	1,921,375
John Maneely Co.
	5,991,504	Term Loan, 8.62%, Maturing December 8, 2013	5,990,102
Kion Group GMBH
	750,000	Term Loan, 7.58%, Maturing December 23, 2014	760,506
	750,000	Term Loan, 7.83%, Maturing December 23, 2015	764,256
PP Acquisition Corp.
	6,617,665	Term Loan, 8.32%, Maturing November 12, 2011	6,634,209
TFS Acquisition Corp.
	1,965,125	Term Loan, 8.85%, Maturing August 11, 2013	1,979,863
TNT Logistics Holdings
EUR	435,446	Term Loan, 6.42%, Maturing January 4, 2014	592,498
EUR	554,733	Term Loan, 6.48%, Maturing January 4, 2014	754,808
EUR	265,805	Term Loan, 6.48%, Maturing January 4, 2014	361,673
EUR	451,367	Term Loan, 6.48%, Maturing January 4, 2014	614,161
			$48,074,556
Insurance - 0.8%
ARG Holding, Inc.
	$3,629,063	Term Loan, 8.38%, Maturing November 30, 2011	$3,660,817
CCC Information Services Group
	2,162,667	Term Loan, 7.85%, Maturing February 10, 2013	2,175,509
Conseco, Inc.
	8,084,375	Term Loan, 7.32%, Maturing October 10, 2013	8,127,327

See notes to financial statements

Senior Debt Portfolio as of May 31, 2007

PORTFOLIO OF INVESTMENTS (Unaudited) CONT'D

Principal Amount	Borrower/Tranche Description	Value
Insurance (continued)
Hilb, Rogal & Hobbs Co.
$2,895,750	Term Loan, 6.85%, Maturing April 26, 2013	$2,900,577
U.S.I. Holdings Corp.
2,775,000	Term Loan, 8.11%, Maturing May 4, 2014	2,802,173
		$19,666,403
Leisure Goods / Activities / Movies - 5.3%
24 Hour Fitness Worldwide, Inc.
$5,821,200	Term Loan, 7.85%, Maturing June 8, 2012	$5,861,221
Alliance Atlantis Communications, Inc.
2,223,620	Term Loan, 6.82%, Maturing December 31, 2011	2,224,663
AMC Entertainment, Inc.
6,073,125	Term Loan, 7.07%, Maturing January 26, 2013	6,114,878
AMF Bowling Worldwide, Inc.
1,843,176	Term Loan, 8.32%, Maturing August 27, 2009	1,855,848
Bombardier Recreational Product
5,650,633	Term Loan, 7.86%, Maturing June 28, 2013	5,699,194
Carmike Cinemas, Inc.
2,991,985	Term Loan, 8.59%, Maturing May 19, 2012	3,024,843
2,212,823	Term Loan, 8.61%, Maturing May 19, 2012	2,237,125
Cedar Fair, L.P.
10,977,100	Term Loan, 7.32%, Maturing August 30, 2012	11,103,348
Cinemark, Inc.
10,596,750	Term Loan, 7.13%, Maturing October 5, 2013	10,656,367
Deluxe Entertainment Services
96,457	Term Loan, 5.26%, Maturing January 28, 2011	96,999
2,160,630	Term Loan, 7.61%, Maturing January 28, 2011	2,172,783
192,913	Term Loan, 7.61%, Maturing January 28, 2011	192,913
DW Funding, LLC
2,900,000	Term Loan, 7.23%, Maturing April 30, 2011	2,921,750
Easton-Bell Sports, Inc.
1,496,222	Term Loan, 7.07%, Maturing March 16, 2012	1,499,495
Fender Musical Instruments Co.
282,037	Term Loan, 8.07%, Maturing March 30, 2012	286,268
HEI Acquisition, LLC
3,000,000	Term Loan, 9.36%, Maturing April 13, 2014	2,985,000
Metro-Goldwyn-Mayer Holdings, Inc.
20,218,256	Term Loan, 8.60%, Maturing April 8, 2012	20,304,346
National Cinemedia, LLC
2,700,000	Term Loan, 7.09%, Maturing February 13, 2015	2,705,303
Regal Cinemas Corp.
12,688,744	Term Loan, 6.85%, Maturing November 10, 2010	12,740,298
Revolution Studios
5,280,147	Term Loan, 9.07%, Maturing December 21, 2014	5,319,748

Principal Amount		Borrower/Tranche Description	Value
Leisure Goods / Activities / Movies (continued)
Revolution Studios Distribution Co., LLC
	$2,825,000	Term Loan, 12.32%, Maturing June 21, 2015	$2,853,250
Southwest Sports Group, LLC
	3,725,000	Term Loan, 7.88%, Maturing December 22, 2010	3,726,166
Universal City Development Partners, Ltd.
	6,256,073	Term Loan, 7.36%, Maturing June 9, 2011	6,306,903
WMG Acquisition Corp.
	2,850,000	Revolving Loan, 0.00%, Maturing February 28, 2010(2)	2,790,150
	20,257,049	Term Loan, 7.36%, Maturing February 28, 2011	20,363,399
			$136,042,258
Lodging and Casinos - 4.2%
Ameristar Casinos, Inc.
	$3,579,688	Term Loan, 6.82%, Maturing November 10, 2012	$3,583,267
Bally Technologies, Inc.
	8,510,033	Term Loan, 8.61%, Maturing September 5, 2009	8,595,134
CCM Merger, Inc.
	2,859,044	Term Loan, 7.35%, Maturing April 25, 2012	2,880,932
Choctaw Resort Development Enterprise
	1,359,026	Term Loan, 7.07%, Maturing November 4, 2011	1,365,821
Dionysos Leisure Entertainment
EUR	1,500,000	Term Loan, 5.17%, Maturing June 30, 2014(2)	2,040,763
EUR	1,500,000	Term Loan, 5.47%, Maturing June 30, 2015(2)	2,050,855
Fairmont Hotels and Resorts, Inc.
	1,613,203	Term Loan, 8.57%, Maturing May 12, 2011	1,627,318
Full Moon Holdco 3 Ltd.
GBP	500,000	Term Loan, 7.83%, Maturing November 20, 2014	993,907
GBP	500,000	Term Loan, 8.33%, Maturing November 20, 2015	1,000,000
Gala Electric Casinos, Ltd.
GBP	4,562,600	Term Loan, 8.11%, Maturing December 12, 2013	9,128,302
GBP	4,562,600	Term Loan, 8.61%, Maturing December 12, 2014	9,164,520
Green Valley Ranch Gaming, LLC
	1,662,273	Term Loan, 7.36%, Maturing February 16, 2014	1,674,667
Herbst Gaming, Inc.
	2,941,667	Term Loan, 7.23%, Maturing December 2, 2011	2,955,763
	5,270,125	Term Loan, 7.24%, Maturing December 2, 2011	5,299,221
Isle of Capri Casinos, Inc.
	7,558,214	Term Loan, 7.08%, Maturing February 4, 2012	7,599,157
Lodgenet Entertainment Corp.
	2,750,000	Term Loan, 7.34%, Maturing April 4, 2014	2,773,634
Penn National Gaming, Inc.
	23,180,333	Term Loan, 7.11%, Maturing October 3, 2012	23,368,673
Pinnacle Entertainment, Inc.
	2,350,000	Term Loan, 0.00%, Maturing December 14, 2011(2)	2,353,673
	2,025,000	Term Loan, 7.32%, Maturing December 14, 2011	2,035,969

See notes to financial statements

Senior Debt Portfolio as of May 31, 2007

PORTFOLIO OF INVESTMENTS (Unaudited) CONT'D

	Principal Amount	Borrower/Tranche Description	Value
	Lodging and Casinos (continued)
	Seminole Tribe of Florida
	$1,377,328	Term Loan, 6.88%, Maturing March 5, 2014	$1,381,202
	1,364,575	Term Loan, 6.88%, Maturing March 5, 2014	1,368,413
	408,097	Term Loan, 6.88%, Maturing March 5, 2014(2)	409,245
	Trump Entertainment Resorts Holdings, L.P.
	2,517,656	Term Loan, 7.86%, Maturing May 20, 2012	2,535,753
	2,517,656	Term Loan, 7.87%, Maturing May 20, 2012	2,535,753
	VML US Finance, LLC
	1,400,000	Term Loan, 7.67%, Maturing May 25, 2012	1,408,203
	2,800,000	Term Loan, 7.60%, Maturing May 25, 2013	2,828,955
	Wimar Opco, LLC
	2,822,791	Term Loan, 7.85%, Maturing January 3, 2012	2,851,724
			$105,810,824
	Nonferrous Metals / Minerals - 2.2%
	Alpha Natural Resources, LLC
	$2,888,437	Term Loan, 7.10%, Maturing October 26, 2012	$2,898,819
	Carmeuse Lime, Inc.
	1,992,534	Term Loan, 7.13%, Maturing May 2, 2011	1,997,515
	CII Carbon, LLC
	1,793,063	Term Loan, 7.38%, Maturing August 23, 2012	1,800,907
	Euramax Europe B.V.
EUR	1,398,198	Term Loan, 7.20%, Maturing June 29, 2012	1,873,645
	Euramax International, Inc.
	2,133,382	Term Loan, 8.38%, Maturing June 28, 2012	2,133,826
	Freeport-McMoran Copper and Gold
	13,929,920	Term Loan, 7.07%, Maturing March 19, 2014	13,993,970
	Magnum Coal Co.
	602,273	Term Loan, 8.57%, Maturing March 15, 2013	601,520
	5,962,500	Term Loan, 8.57%, Maturing March 15, 2013	5,955,047
	Murray Energy Corp.
	1,544,450	Term Loan, 8.36%, Maturing January 28, 2010	1,563,756
	Noranda Aluminum Acquisition
	1,550,000	Term Loan, 7.32%, Maturing May 18, 2014	1,560,656
	Novelis, Inc.
	4,902,586	Term Loan, 7.59%, Maturing January 6, 2012	4,917,524
	2,822,783	Term Loan, 7.61%, Maturing January 6, 2012	2,831,384
	Oxbow Carbon and Mineral Holdings
	382,550	Term Loan, 0.00%, Maturing May 8, 2014(2)	384,702
	4,367,450	Term Loan, 7.34%, Maturing May 8, 2014	4,392,017
	Stillwater Mining Co.
	4,360,322	Term Loan, 7.63%, Maturing June 30, 2007	4,382,123
	1,320,000	Revolving Loan, 5.32%, Maturing June 30, 2007(2)	1,306,800

Principal Amount	Borrower/Tranche Description	Value
Nonferrous Metals / Minerals (continued)
Thompson Creek Metals Co.
$2,943,309	Term Loan, 10.07%, Maturing October 26, 2012	$2,980,100
		$55,574,311
Oil and Gas - 2.7%
Big West Oil, LLC
$1,333,750	Term Loan, 0.00%, Maturing May 1, 2014(2)	$1,342,086
1,091,250	Term Loan, 9.50%, Maturing May 1, 2014	1,098,070
Concho Resources, Inc.
7,125,000	Term Loan, 8.60%, Maturing March 27, 2012	7,142,813
Dresser, Inc.
4,875,000	Term Loan, 7.86%, Maturing May 4, 2014	4,921,620
Dynegy Holdings, Inc.
4,382,979	Term Loan, 6.82%, Maturing April 2, 2013	4,386,814
767,021	Term Loan, 6.82%, Maturing April 2, 2013	767,692
El Paso Corp.
4,150,000	Term Loan, 5.23%, Maturing July 31, 2011	4,175,290
Energy Transfer Equity, L.P.
5,825,000	Term Loan, 7.11%, Maturing February 8, 2012	5,867,645
Key Energy Services, Inc.
4,112,937	Term Loan, 7.85%, Maturing June 30, 2012	4,139,931
Kinder Morgan, Inc.
9,000,000	Term Loan, Maturing May 21, 2014(8)	9,000,000
Niska Gas Storage
781,818	Term Loan, 7.07%, Maturing May 13, 2011	784,261
711,257	Term Loan, 7.09%, Maturing May 13, 2011	714,147
481,798	Term Loan, 7.11%, Maturing May 13, 2011	483,304
4,102,537	Term Loan, 7.09%, Maturing May 12, 2013	4,119,206
Petroleum Geo-Services ASA
931,547	Term Loan, 7.60%, Maturing December 16, 2012	938,883
Primary Natural Resources, Inc.
1,980,000	Term Loan, 9.32%, Maturing July 28, 2010(3)	1,977,822
Targa Resources, Inc.
1,225,740	Term Loan, 5.23%, Maturing October 31, 2012	1,235,795
7,532,549	Term Loan, 7.36%, Maturing October 31, 2012	7,594,339
Volnay Acquisition Co.
5,087,250	Term Loan, 7.35%, Maturing January 12, 2014	5,139,181
W&T Offshore, Inc.
1,800,000	Term Loan, 7.60%, Maturing May 26, 2010	1,814,999
		$67,643,898

See notes to financial statements

Senior Debt Portfolio as of May 31, 2007

PORTFOLIO OF INVESTMENTS (Unaudited) CONT'D

	Principal Amount	Borrower/Tranche Description	Value
	Publishing - 7.9%
	American Media Operations, Inc.
	$12,000,000	Term Loan, 8.59%, Maturing January 31, 2013	$12,092,496
	Black Press US Partnership
	665,526	Term Loan, 7.36%, Maturing August 2, 2013	670,726
	1,096,161	Term Loan, 7.36%, Maturing August 2, 2013	1,104,725
	CBD Media, LLC
	2,431,863	Term Loan, 7.82%, Maturing December 31, 2009	2,448,582
	Dex Media East, LLC
	4,505,527	Term Loan, 6.85%, Maturing May 8, 2009	4,510,645
	Dex Media West, LLC
	7,467,119	Term Loan, 6.85%, Maturing March 9, 2010	7,483,458
	GateHouse Media Operating, Inc.
	2,061,957	Term Loan, 7.35%, Maturing August 28, 2014	2,061,635
	4,838,043	Term Loan, 7.36%, Maturing August 28, 2014	4,837,289
	2,225,000	Term Loan, 7.61%, Maturing August 28, 2014	2,228,244
	Idearc, Inc.
	22,817,813	Term Loan, 7.35%, Maturing November 17, 2014	23,011,079
	Josten's Corp.
	4,200,057	Term Loan, 7.33%, Maturing October 4, 2011	4,226,745
	MediaNews Group, Inc.
	3,002,313	Term Loan, 7.09%, Maturing August 2, 2013	3,007,942
	Mediannuaire Holding
EUR	500,000	Term Loan, 6.14%, Maturing October 10, 2014	683,334
EUR	500,000	Term Loan, 6.64%, Maturing October 10, 2015	686,698
	Merrill Communications, LLC
	5,681,154	Term Loan, 7.58%, Maturing February 9, 2009	5,712,224
	Nebraska Book Co., Inc.
	3,993,257	Term Loan, 7.83%, Maturing March 4, 2011	4,018,215
	Newspaper Holdings, Inc.
	7,650,000	Term Loan, 6.88%, Maturing August 24, 2012	7,621,313
	Pages Juanes Groupe S.A.
EUR	1,500,000	Term Loan, 5.64%, Maturing October 24, 2013	2,037,227
	Penton Media, Inc.
	1,800,000	Term Loan, 7.60%, Maturing February 1, 2013	1,810,969
	Philadelphia Newspapers, LLC
	2,199,131	Term Loan, 8.10%, Maturing June 29, 2013	2,210,127
	R.H. Donnelley Corp.
	198,368	Term Loan, 6.58%, Maturing December 31, 2009	198,358
	10,246,116	Term Loan, 6.85%, Maturing June 30, 2010	10,278,135
	Reader's Digest Association
	4,750,000	Revolving Loan, 8.18%, Maturing March 2, 2013(2)	4,678,750
	16,400,000	Term Loan, 7.34%, Maturing March 2, 2014	16,453,808
	Riverdeep Interactive Learning USA, Inc.
	10,029,797	Term Loan, 8.10%, Maturing December 20, 2013	10,094,570

Principal Amount		Borrower/Tranche Description	Value
Publishing (continued)
Seat Pagine Gialle Spa
EUR	5,419,677	Term Loan, 6.22%, Maturing May 25, 2012	$7,362,271
Source Media, Inc.
	2,191,079	Term Loan, 7.60%, Maturing November 8, 2011	2,214,360
SP Newsprint Co.
	4,511,111	Term Loan, 5.32%, Maturing January 9, 2010	4,528,028
Springer Science+Business Media
	972,973	Term Loan, 7.74%, Maturing May 5, 2011	980,270
	972,973	Term Loan, 8.11%, Maturing May 5, 2012	985,246
	1,054,054	Term Loan, 8.11%, Maturing May 5, 2012	1,067,469
Sun Media Corp.
	4,739,479	Term Loan, 7.11%, Maturing February 7, 2009	4,752,812
The Star Tribune Co.
	1,650,000	Term Loan, 7.59%, Maturing March 5, 2014	1,635,219
Tribune Co.
	6,600,000	Term Loan, Maturing May 17, 2009(8)	6,647,025
	9,875,000	Term Loan, Maturing May 17, 2014(8)	9,882,051
Valassis Communications, Inc.
	1,643,927	Term Loan, 7.10%, Maturing March 2, 2014	1,642,488
Xsys US, Inc.
	3,795,776	Term Loan, 7.57%, Maturing September 27, 2013	3,844,013
	3,877,093	Term Loan, 7.57%, Maturing September 27, 2014	3,926,363
Xsys, Inc.
EUR	1,546,742	Term Loan, 6.28%, Maturing September 27, 2014	2,118,151
	1,290,100	Term Loan, 9.61%, Maturing September 27, 2015	1,316,977
YBR Acquisition BV
EUR	750,000	Term Loan, 6.34%, Maturing June 30, 2013	1,023,219
EUR	2,500,000	Term Loan, 6.34%, Maturing June 30, 2013	3,410,732
EUR	750,000	Term Loan, 6.84%, Maturing June 30, 2014	1,027,206
EUR	2,500,000	Term Loan, 6.84%, Maturing June 30, 2014	3,424,020
Yell Group, PLC
	3,850,000	Term Loan, 7.32%, Maturing February 10, 2013	3,886,968
			$199,842,182
Radio and Television - 4.4%
ALM Media Holdings, Inc.
	$4,128,806	Term Loan, 7.85%, Maturing March 4, 2010	$4,141,065
Block Communications, Inc.
	1,824,396	Term Loan, 7.35%, Maturing December 22, 2011	1,827,817
Cequel Communications, LLC
	16,250,000	Term Loan, 7.35%, Maturing November 5, 2013	16,278,438
CMP Susquehanna Corp.
	4,209,857	Term Loan, 7.36%, Maturing May 5, 2013	4,240,555
Cumulus Media, Inc.
	1,903,600	Term Loan, 7.40%, Maturing June 7, 2013	1,912,608

See notes to financial statements

Senior Debt Portfolio as of May 31, 2007

PORTFOLIO OF INVESTMENTS (Unaudited) CONT'D

	Principal Amount	Borrower/Tranche Description	Value
	Radio and Television (continued)
	Discovery Communications, Inc.
	$8,050,000	Term Loan, 7.34%, Maturing April 30, 2014	$8,127,988
	Emmis Operating Co.
	2,350,000	Term Loan, 7.35%, Maturing November 2, 2013	2,369,242
	Gray Television, Inc.
	3,960,000	Term Loan, 6.85%, Maturing January 19, 2015	3,959,996
	Intelsat Bermuda, Ltd.
	3,875,000	Term Loan, 7.86%, Maturing February 1, 2014	3,895,069
	Intelsat Subsuduary Holding Co.
	2,735,627	Term Loan, 7.35%, Maturing July 3, 2013	2,761,273
	LBI Media, Inc.
	1,980,000	Term Loan, 6.82%, Maturing March 31, 2012	1,965,150
	NEP II, Inc.
	2,175,000	Term Loan, 7.60%, Maturing February 16, 2014	2,190,292
	Nexstar Broadcasting, Inc.
	4,572,414	Term Loan, 7.10%, Maturing October 1, 2012	4,569,551
	4,331,937	Term Loan, 7.10%, Maturing October 1, 2012	4,329,225
	NextMedia Operating, Inc.
	933,929	Term Loan, 7.32%, Maturing November 15, 2012	934,746
	415,075	Term Loan, 7.32%, Maturing November 15, 2012	415,439
	PanAmSat Corp.
	7,487,375	Term Loan, 7.35%, Maturing January 3, 2014	7,556,169
	Paxson Communications Corp.
	8,300,000	Term Loan, 8.61%, Maturing January 15, 2012	8,497,125
	Raycom TV Broadcasting, LLC
	9,080,577	Term Loan, 6.88%, Maturing August 28, 2013	9,080,577
	SFX Entertainment
	4,641,250	Term Loan, 8.09%, Maturing June 21, 2013	4,661,555
	Spanish Broadcasting System
	6,223,000	Term Loan, 7.10%, Maturing June 10, 2012	6,232,727
	Tyrol Acquisition 2 SAS
EUR	2,800,000	Term Loan, 6.07%, Maturing January 19, 2015	3,818,787
EUR	2,800,000	Term Loan, 6.32%, Maturing January 19, 2016	3,835,189
EUR	1,250,000	Term Loan, 7.32%, Maturing July 19, 2016	1,721,534
	Young Broadcasting, Inc.
	3,571,388	Term Loan, 7.88%, Maturing November 3, 2012	3,596,834
			$112,918,951
	Rail Industries - 0.4%
	Kansas City Southern Railway Co.
	$6,252,750	Term Loan, 7.07%, Maturing March 30, 2008	$6,274,897
	RailAmerica, Inc.
	5,125,000	Term Loan, 7.61%, Maturing August 14, 2008	5,141,016
			$11,415,913

	Principal Amount	Borrower/Tranche Description	Value
	Retailers (Except Food and Drug) - 2.9%
	Amscan Holdings, Inc.
	$1,600,000	Term Loan, 7.63%, Maturing May 25, 2013	$1,608,000
	Claire's Stores, Inc.
	1,175,000	Term Loan, Maturing May 24, 2014(8)	1,169,125
	Coinmach Laundry Corp.
	11,541,491	Term Loan, 7.88%, Maturing December 19, 2012	11,633,465
	Cumberland Farms, Inc.
	4,228,750	Term Loan, 7.35%, Maturing September 29, 2013	4,263,109
	Hanesbrands, Inc.
	4,838,723	Term Loan, 7.11%, Maturing September 5, 2013	4,871,989
	2,025,000	Term Loan, 9.11%, Maturing March 5, 2014	2,077,207
	Harbor Freight Tools USA, Inc.
	7,265,013	Term Loan, 7.57%, Maturing July 15, 2010	7,331,611
	Home Interiors & Gifts, Inc.
	2,694,097	Term Loan, 10.35%, Maturing March 31, 2011	1,990,264
	Mapco Express, Inc.
	1,925,055	Term Loan, 8.09%, Maturing April 28, 2011	1,937,087
	Mauser Werke GMBH & Co. KG
	3,825,000	Term Loan, 8.07%, Maturing December 3, 2011	3,848,906
	Neiman Marcus Group, Inc.
	2,818,987	Term Loan, 7.35%, Maturing April 5, 2013	2,844,423
	Oriental Trading Co., Inc.
	1,000,000	Term Loan, 11.36%, Maturing January 31, 2013	1,024,363
	5,860,737	Term Loan, 7.61%, Maturing July 31, 2013	5,869,898
	Pamida Holdings Company, Inc.
	1,363,000	Revolving Loan, 0.00%, Maturing December 28, 2010(2)	1,356,185
	Pantry, Inc. (The)
	788,889	Term Loan, 0.00%, Maturing May 15, 2014(2)	788,889
	2,761,111	Term Loan, 7.07%, Maturing May 15, 2014	2,761,111
	Rent-A-Center, Inc.
	4,167,571	Term Loan, 7.11%, Maturing November 15, 2012	4,181,899
	Savers, Inc.
	1,045,508	Term Loan, 8.11%, Maturing August 11, 2012	1,055,963
	1,187,740	Term Loan, 8.11%, Maturing August 11, 2012	1,199,617
	Shopko Stores, Inc.
	3,633,000	Revolving Loan, 6.82%, Maturing December 28, 2010(2)	3,621,647
	Stewert Enterprises, Inc.
	855,702	Term Loan, 7.13%, Maturing November 19, 2011	858,911
	The Yankee Candle Company, Inc.
	2,525,000	Term Loan, 7.35%, Maturing February 6, 2014	2,541,306
	Vivarte
EUR	2,000,000	Term Loan, Maturing May 29, 2015(8)	2,691,300
EUR	2,000,000	Term Loan, Maturing May 29, 2016(8)	2,691,300
			$74,217,575

See notes to financial statements

Senior Debt Portfolio as of May 31, 2007

PORTFOLIO OF INVESTMENTS (Unaudited) CONT'D

	Principal Amount	Borrower/Tranche Description	Value
	Steel - 0.1%
	Gibraltar Industries, Inc.
	$1,527,538	Term Loan, 7.13%, Maturing December 8, 2010	$1,526,583
			$1,526,583
	Surface Transport - 1.1%
	Horizon Lines, LLC
	$1,105,406	Term Loan, 7.60%, Maturing July 7, 2011	$1,114,043
	Oshkosh Truck Corp.
	5,610,938	Term Loan, 7.10%, Maturing December 6, 2013	5,639,867
	Ozburn-Hessey Holding Co., LLC
	1,307,360	Term Loan, 8.63%, Maturing August 9, 2012	1,310,629
	Sirva Worldwide, Inc.
	4,676,217	Term Loan, 11.60%, Maturing December 1, 2010	4,568,080
	Swift Transportation Co., Inc.
	10,550,000	Term Loan, 8.38%, Maturing May 10, 2014	10,541,433
	Vanguard Car Rental USA
	4,468,144	Term Loan, 8.35%, Maturing June 14, 2013	4,510,033
			$27,684,085
	Telecommunications - 4.6%
	Alaska Communications Systems Holdings, Inc.
	$6,600,000	Term Loan, 7.10%, Maturing February 1, 2012	$6,629,462
	American Cellular Corp.
	3,850,000	Term Loan, 7.32%, Maturing March 15, 2014	3,875,988
	Asurion Corp.
	2,295,333	Term Loan, 8.32%, Maturing July 13, 2012	2,312,548
	BCM Luxembourg, Ltd.
EUR	1,500,000	Term Loan, 5.90%, Maturing September 30, 2014	2,023,836
EUR	1,500,000	Term Loan, 6.15%, Maturing September 30, 2015	2,042,247
	Centennial Cellular Operating Co., LLC
	9,175,000	Term Loan, 7.35%, Maturing February 9, 2011	9,256,235
	Cincinnati Bell, Inc.
	1,357,250	Term Loan, 6.82%, Maturing August 31, 2012	1,360,855
	Consolidated Communications, Inc.
	9,887,497	Term Loan, 7.09%, Maturing July 27, 2015	9,933,850
	Crown Castle Operating Co.
	2,375,000	Term Loan, 6.89%, Maturing January 9, 2014	2,382,885
	FairPoint Communications, Inc.
	8,075,000	Term Loan, 7.13%, Maturing February 8, 2012	8,105,281
	Hawaiian Telcom Communications, Inc.
	2,646,267	Term Loan, 7.60%, Maturing October 31, 2012	2,660,117
	Iowa Telecommunications Services
	3,234,000	Term Loan, 7.10%, Maturing November 23, 2011	3,255,225

	Principal Amount	Borrower/Tranche Description	Value
	Telecommunications (continued)
	IPC Systems, Inc.
	$3,600,000	Term Loan, Maturing May 31, 2014(8)	$3,600,000
	NTelos, Inc.
	5,255,633	Term Loan, 7.57%, Maturing August 24, 2011	5,287,824
	Stratos Global Corp.
	3,390,750	Term Loan, 8.10%, Maturing February 13, 2012	3,410,528
	Syniverse Holdings, Inc.
	1,624,112	Term Loan, 7.10%, Maturing February 15, 2012	1,627,158
	Triton PCS, Inc.
	6,442,124	Term Loan, 8.57%, Maturing November 18, 2009	6,497,153
	Univision Communications, Inc.
	2,600,000	Term Loan, 7.82%, Maturing March 29, 2009	2,604,225
	1,519,128	Term Loan, 0.00%, Maturing September 29, 2014(2)	1,518,909
	23,630,872	Term Loan, 7.61%, Maturing September 29, 2014	23,627,470
	Windstream Corp.
	9,543,971	Term Loan, 6.86%, Maturing July 17, 2013	9,614,701
	Winstar Communications, Inc.
	3,852,804	DIP Loan, 0.00%, Maturing June 30, 2007(9)	5,914,054
			$117,540,551
	Utilities - 2.6%
	AEI Finance Holding, LLC
	$951,381	Revolving Loan, 8.25%, Maturing March 30, 2012	$957,922
	7,248,619	Term Loan, 8.35%, Maturing March 30, 2014	7,298,453
	Astoria Generating Co.
	1,484,434	Term Loan, 7.34%, Maturing February 23, 2013	1,494,825
	BRSP, LLC
	5,551,938	Term Loan, 8.38%, Maturing July 13, 2009	5,579,697
	Calpine Corp.
	2,800,000	DIP Loan, 7.59%, Maturing March 30, 2009	2,816,638
	Cellnet Group, Inc.
	1,249,633	Term Loan, 7.34%, Maturing July 22, 2011	1,257,965
	Cogentrix Delaware Holdings, Inc.
	1,851,129	Term Loan, 6.85%, Maturing April 14, 2012	1,856,914
	Covanta Energy Corp.
	1,995,876	Term Loan, 5.24%, Maturing February 9, 2014	2,000,243
	4,054,124	Term Loan, 6.88%, Maturing February 9, 2014	4,062,994
	Electricinvest Holding Co.
EUR	595,770	Term Loan, 7.73%, Maturing October 24, 2012	810,049
GBP	600,000	Term Loan, 9.43%, Maturing October 24, 2012	1,198,834
	Kemble Water Structure Ltd.
GBP	4,500,000	Term Loan, 9.43%, Maturing October 13, 2013	8,995,699
	Mach General, LLC
	93,750	Term Loan, 7.35%, Maturing February 22, 2013	93,853
	903,984	Term Loan, 7.36%, Maturing February 22, 2014	904,662

See notes to financial statements

Senior Debt Portfolio as of May 31, 2007

PORTFOLIO OF INVESTMENTS (Unaudited) CONT'D

	Principal Amount	Borrower/Tranche Description	Value
	Utilities (continued)
	Mirant North America, LLC.
	$2,840,269	Term Loan, 7.07%, Maturing January 3, 2013	$2,849,679
	NRG Energy, Inc.
	4,071,685	Term Loan, 7.35%, Maturing February 1, 2013	4,083,020
	13,986,843	Term Loan, 7.35%, Maturing February 1, 2013	14,025,167
	Pike Electric, Inc.
	2,603,750	Term Loan, 6.88%, Maturing July 1, 2012	2,605,919
	Vulcan Energy Corp.
	4,072,323	Term Loan, 6.86%, Maturing July 23, 2010	4,081,233
			$66,973,766
		Total Senior, Floating Rate Interests (identified cost, $2,789,044,351)	$2,822,375,449
	Corporate Bonds & Notes - 1.3%
	Principal Amount (000's omitted)	Security	Value
	Building and Development - 0.5%
	Assemblies of God Financial Real Estate, Series 2004-1A, Class A, Variable Rate
	$4,319	7.51%, 6/15/29(4)	$4,318,696
	Grohe Holding GMBH, Variable Rate
EUR	6,500	6.843%, 1/15/14	8,917,653
			$13,236,349
	Cable and Satellite Television - 0.4%
	Iesy Hessen & ISH NRW, Variable Rate
EUR	7,000	6.88%, 4/15/13	$9,655,039
			$9,655,039
	Electronic / Electric - 0.1%
	NXP BV/ NXP Funding, LLC, Variable Rate
	$2,300	8.106%, 10/15/13(4)	$2,380,500
			$2,380,500
	Financial Intermediaries - 0.2%
	Carlyle High Yield Partners, Series 2004-6A, Class C, Variable Rate
	$1,000	7.81%, 8/11/16(3)(4)	$1,003,350
	Sonata Securities S.A., Series 2006-5, Variable Rate
	950	8.863%, 6/27/07	959,125
	Sonata Securities S.A., Series 2006-6, Variable Rate
	2,646	8.863%, 6/27/07	2,670,984
			$4,633,459

Principal Amount (000's omitted)	Security	Value
Telecommunications - 0.1%
Qwest Corp., Sr. Notes, Variable Rate
$3,150	8.605%, 6/15/13	$3,465,000
		$3,465,000
	Total Corporate Bonds & Notes (identified cost, $31,354,253)	$33,370,347
Common Stocks - 0.9%
Shares	Security	Value
31,622	Citation Corp.(3)(5)(6)	$0
33,278	Environmental Systems Products Holdings, Inc.(3)(5)(6)	0
1,782	Gentek, Inc.(5)	62,833
133,410	Hayes Lemmerz International(5)	764,439
441,740	Maxim Crane Works Holdings(5)	22,749,631
12,592	RoTech Medical Corp.(3)(5)(6)	31,984
20,048	Safelite Realty Corp.(3)(5)(6)	320,167

Total Common Stocks (identified cost, $9,361,647)	$23,929,054
Preferred Stocks - 0.0%

Shares	Security	Value
2,496	Citation Corp. (PIK)(3)(5)(6)	$0
445	Hayes Lemmerz International(3)(5)(6)	11,015
218	Key Plastics, LLC, Series A(3)(5)(6)	0

Total Preferred Stocks (identified cost, $2,237,250)	$11,015
Warrants - 0.0%

Shares/Rights	Security	Value
1,930	Gentek, Inc., Class B(5)(6)	$91,115
940	Gentek, Inc., Class C(5)(6)	46,765

Total Warrants
(identified cost, $0)  $  137,880

See notes to financial statements

Senior Debt Portfolio as of May 31, 2007

PORTFOLIO OF INVESTMENTS (Unaudited) CONT'D

Short-Term Investments - 2.3%
Description	Interest (000's omitted)	Value
Investment in Cash Management Portfolio, 4.73%, 6/1/07(7)	$57,156	$57,155,684
Total Short-Term Investments (identified cost, $57,155,684)		$57,155,684
Total Investments - 115.4% (identified cost, $2,889,153,185)		$2,936,979,429
Less Unfunded Loan Commitments - (2.2)%		$(54,912,174)
Net Investments - 100.3% (identified cost $2,834,241,011)		$2,882,067,255
Other Assets, Less Liabilities - (13.2)%		$(336,463,413)
Net Assets - 100.0%		$2,545,603,842

EUR - Euro

GBP - British Pound

PIK - Payment in Kind

REIT - Real Estate Investment Trust

(1)  Senior floating-rate interests often require prepayments from excess cash flows or permit the borrower to repay at its election. The degree to which borrowers repay, whether as a contractual requirement or at their election, cannot be predicted with accuracy. As a result, the actual remaining maturity may be substantially less than the stated maturities shown. However, it is anticipated that the senior floating-rate interests will have an expected average life of approximately two to three years. The stated interest rate represents the weighted average interest rate of all contracts within the senior loan facility. Senior Loans typically have rates of interest which are redetermined either daily, monthly, quarterly or semi-annually by reference to a base lending rate, plus a premium. These base lending rates are primarily the London-Interbank Offered Rate ("LIBOR"), and secondarily the prime rate offered by one or more major United States banks (the "Prime Rate") and the certificate of deposit ("CD") rate or other base lending rates used by commercial lenders.

(2)  Unfunded loan commitments. See Note 1E for description.

(3)  Security valued at fair value using methods determined in good faith by or at the direction of the Trustees.

(4)  Security exempt from registration under Rule 144A of the Securities Act of 1933. These securities may be sold in transactions exempt from registration, normally to qualified institutional buyers. At May 31, 2007, the aggregate value of the securities is $7,702,546 or 0.3% of the net assets.

(5)  Non-income producing security.

(6)  Restricted security.

(7)  Affiliated investment company available to Eaton Vance portfolios and funds which invests in high quality, U.S. dollar denominated money market instruments. The rate shown is the annualized seven-day yield as of May 31, 2007.

(8)  This Senior Loan will settle after May 31, 2007, at which time the interest rate will be determined.

(9)  Defaulted security. Currently the issuer is in default with respect to interest payments.

See notes to financial statements

Senior Debt Portfolio as of May 31, 2007

FINANCIAL STATEMENTS (Unaudited)

Statement of Assets and Liabilities

As of May 31, 2007

Assets
Unaffiliated Investments, at value (identified cost, $2,777,085,327)	$2,824,911,571
Affiliated Investment, at value (identified cost, $57,155,684)	57,155,684
Cash	15,050,911
Foreign currency, at value (identified cost, $11,556,208)	11,572,558
Receivable for investments sold	21,828,367
Interest receivable	26,843,856
Interest receivable from affiliated investment	262,384
Receivable for open swap contracts	519,987
Receivable for open forward foreign currency contracts	95,152
Prepaid expenses	258,257
Total assets	$2,958,498,727
Liabilities
Demand note payable	$320,000,000
Payable for investments purchased	89,589,917
Payable to affiliate for investment advisory fees	1,086,504
Payable to affiliate for Trustees' fees	5,066
Accrued expenses	2,213,398
Total liabilities	$412,894,885
Net Assets applicable to investors' interest in Portfolio	$2,545,603,842
Sources of Net Assets
Net proceeds from capital contributions and withdrawals	$2,496,826,511
Net unrealized appreciation (computed on the basis of identified cost)	48,777,331
Total	$2,545,603,842

Statement of Operations

For the Six Months Ended
May 31, 2007

Investment Income
Interest	$103,580,372
Interest income allocated from affiliated investment	1,353,753
Expenses allocated from affiliated investment	(129,478)
Total investment income	$104,804,647
Expenses
Investment adviser fee	$6,288,061
Trustees' fees and expenses	15,142
Interest expense	6,765,775
Custodian fee	456,288
Legal and accounting services	400,697
Miscellaneous	105,244
Total expenses	$14,031,207
Deduct - Reduction of custodian fee	$49,146
Total expense reductions	$49,146
Net expenses	$13,982,061
Net investment income	$90,822,586
Realized and Unrealized Gain (Loss)
Net realized gain (loss) - Investment transactions	$8,369,084
Swap contracts	166,075
Foreign currency and forward foreign currency exchange contract transactions	(5,153,305)
Net realized gain	$3,381,854
Change in unrealized appreciation (depreciation) - Investments	$10,966,012
Swap contracts	55,585
Foreign currency and forward foreign currency exchange contracts	2,673,506
Net change in unrealized appreciation (depreciation)	$13,695,103
Net realized and unrealized gain	$17,076,957
Net increase in net assets from operations	$107,899,543

See notes to financial statements

Senior Debt Portfolio as of May 31, 2007

FINANCIAL STATEMENTS CONT'D

Statements of Changes in Net Assets

Increase (Decrease) in Net Assets	Six Months Ended May 31, 2007 (Unaudited)	Year Ended November 30, 2006
From operations - Net investment income	$90,822,586	$189,359,728
Net realized gain (loss) from investment transactions, swaps contracts, and foreign currency and forward foreign currency exchange contract transactions	3,381,854	(12,277,527)
Net change in unrealized appreciation (depreciation) from investments, swaps contracts, and foreign currency and forward foreign currency exchange contracts	13,695,103	13,528,611
Net increase in net assets from operations	$107,899,543	$190,610,812
Capital transactions - Contributions	$109,671,433	$(794,697,437)
Withdrawals	(317,765,504)	195,494,844
Net decrease in net assets from capital transactions	$(208,094,071)	$(599,202,593)
Net decrease in net assets	$(100,194,528)	(408,591,781)
Net Assets
At beginning of period	$2,645,798,370	$3,054,390,151
At end of period	$2,545,603,842	$2,645,798,370

See notes to financial statements

Senior Debt Portfolio as of May 31, 2007

FINANCIAL STATEMENTS CONT'D

Supplementary Data

	Six Months Ended May 31, 2007		Year Ended November 30,						Period Ended November 30,
	(Unaudited)		2006	2005		2004		2003	2002(1)
Ratios/Supplemental Data
Ratios (As a percentage of average daily net assets):
Expenses before custodian fee reduction	0.57	%(2)	0.51%	0.50%		0.51%		0.50%	0.47	%(2)
Expenses after custodian fee reduction	0.57	%(2)	0.51%	0.50%		0.51%		0.50%	0.47	%(2)
Interest expense	0.52	%(2)	0.01%	0.00	%(3)	0.00	%(3)	0.01%	0.01	%(2)
Total expenses	1.09	%(2)	0.52%	0.50%		0.51%		0.51%	0.48	%(2)
Net investment income	7.04	%(2)	6.57%	5.00%		3.82%		4.14%	4.77	%(2)
Portfolio Turnover	34%		51%	65%		87%		47%	42%
Total Return	4.48%		6.88%	5.27%		6.15%		8.19%	0.85%
Net assets, end of period (000's omitted)	$2,545,604		$2,645,798	$3,054,390		$3,340,152		$3,384,305	$4,084,930

(1)  For the eleven-month period ended November 30, 2002.

(2)  Annualized.

(3)  Rounds to less than 0.01%.

See notes to financial statements

Senior Debt Portfolio as of May 31, 2007

NOTES TO FINANCIAL STATEMENTS (Unaudited)

1  Significant Accounting Policies

Senior Debt Portfolio (the Portfolio) is registered under the Investment Company Act of 1940, as amended, (the 1940 Act) as a closed-end investment company which was organized as a trust under the laws of the State of New York on May 1, 1992. The Declaration of Trust permits the Trustees to issue interests in the Portfolio. At May 31, 2007, the Eaton Vance Prime Rate Reserves, Eaton Vance Advisers Senior Floating-Rate Fund, EV Classic Senior Floating-Rate Fund, Eaton Vance Medallion Senior Floating-Rate Fund, and Eaton Vance Institutional Senior Floating-Rate Fund (collectively, the Funds) held approximately 48.3%, 2.3%, 39.6%, 7.6% and 2.2% interests in the Portfolio, respectively.

The following is a summary of significant accounting policies of the Portfolio. The policies are in conformity with accounting principles generally accepted in the United States of America.

A  Investment Valuation - The Portfolio's valuation policies are as follows: Certain Senior Loans are deemed to be liquid because reliable market quotations are readily available for them. Liquid Senior Loans are valued on the basis of prices furnished by a pricing service. Other Senior Loans are valued at fair value by the Portfolio's investment adviser, Boston Management and Research (BMR), under procedures approved by the Trustees. In connection with determining the fair value of a Senior Loan, the investment adviser makes an assessment of the likelihood that the borrower will make a full repayment of the Senior Loan. The primary factors considered by the investment adviser when making this assessment are (i) the creditworthiness of the borrower, (ii) the value of the collateral backing the Senior Loan, and (iii) the priority of the Senior Loan versus other creditors of the borrower. If, based on its assessment, the investment adviser believes there is a reasonable likelihood that the borrower will make a full repayment of the Senior Loan, the investment adviser will determine the fair value of the Senior Loan using a matrix pricing approach that considers the yield on the Senior Loan relative to yields on other loan interests issued by companies of comparable credit quality. If, based on its assessment, the investment adviser believes there is not a reasonable likelihood that the borrower will make a full repayment of the Senior Loan, the investment adviser will determine the fair value of the Senior Loan using analyses that include, but are not limited to (i) a comparison of the value of the borrower's outstanding equity and debt to that of comparable public companies; (ii) a discounted cash flow analysis; or (iii) when the investment adviser believes it is likely that a borrower will be liquidated or sold, an analysis of the terms of such liquidation or sale. In certain cases, the investment adviser will use a combination of analytical methods to determine fair value, such as when only a portion of a borrower's assets is likely to be sold. In conducting its assessment and analyses for purposes of determining fair value of a Senior Loan, the investment adviser will use its discretion and judgment in considering and appraising such factors, data and information and the relative weight to be given thereto as it deems relevant, including without limitation, some or all of the following: (i) the fundamental characteristics of and fundamental analytical data relating to the Senior Loan, including the cost, size, current interest rate, maturity and base lending rate of the Senior Loan, the terms and conditions of the Senior Loan and any related agreements, and the position of the Senior Loan in the borrower's debt structure; (ii) the nature, adequacy and value of the collateral securing the Senior Loan, including the Portfolio's rights, remedies and interests with respect to the collateral; (iii) the creditworthiness of the borrower, based on an evaluation of, among other things, its financial condition, financial statements and information about the borrower's business, cash flows, capital structure and future prospects; (iv) information relating to the market for the Senior Loan, including price quotations for and trading in the Senior Loan and interests in similar Senior Loans and the market environment and investor attitudes towards the Senior Loan and interests in similar Senior Loans; (v) the experience, reputation, stability and financial condition of the agent and any intermediate participants in the Senior Loan; and (vi) general economic and market conditions affecting the fair value of the Senior Loan. Fair value determinations are made by the portfolio managers of a Portfolio based on information available to such managers. The portfolio managers of other funds and portfolios managed by Eaton Vance that invest in Senior Loans may not possess the same information about a Senior Loan borrower as the portfolio managers of Senior Debt Portfolio. At times, the fair value of a Senior Loan determined by the portfolio managers of other funds and portfolios managed by Eaton Vance that invest in Senior Loans may vary from the fair value of the same Senior Loan determined by the portfolio managers of Senior Debt Portfolio. The fair value of each Senior Loan is periodically reviewed and approved by the investment adviser's Valuation Committee and by the Portfolio's Trustees based upon procedures approved by the Trustees. Junior Loans are valued in the same manner as Senior Loans.

Debt obligations (other than short-term obligations maturing in sixty days or less), including listed securities and securities for which price quotations are available and

Senior Debt Portfolio as of May 31, 2007

NOTES TO FINANCIAL STATEMENTS (Unaudited) CONT'D

forward contracts, will normally be valued on the basis of market valuations furnished by dealers or pricing services. Financial futures contracts listed on commodity exchanges and exchange-traded options thereon are valued at closing settlement prices. Over-the-counter options are valued at the mean between the bid and asked prices provided by dealers. Foreign exchange rates for foreign exchange forward contracts and for the transactions on non-U.S. dollars-denominated investments into U.S. dollars are obtained from a pricing service. Credit default swaps are valued by the broker-dealer (usually the counterparty to the agreement). Marketable securities listed on the NASDAQ Global or Global Select Market System are valued at the NASDAQ official closing price. The value of interest rate swaps will be based upon a dealer quotation. Short-term obligations and money market securities maturing in sixty days or less are valued at amortized cost which approximates value. If short-term debt securities are acquired with a remaining maturity of more than sixty days, they will be valued by a pricing service. Investments for which reliable market quotations are unavailable, and investments for which the price of the security is not believed to represent its fair market value, are valued at fair value using methods determined in good faith by or at the direction of the Trustees of the Portfolio. Occasionally, events affecting the value of foreign securities may occur between the time trading is completed abroad and the close of the Exchange which will not be reflected in the computation of the Portfolio's net asset value (unless the Portfolio deems that such event would materially affect its net asset value in which case an adjustment would be made and reflected in such computation). The Portfolio may rely on an independent fair valuation service in making any such adjustments to the value of a foreign equity security.

The Portfolio may invest in Cash Management Portfolio (Cash Management) an affiliated investment company managed by BMR, a wholly-owned subsidiary of Eaton Vance Management (EVM). Cash Management values its investment securities utilizing the amortized cost valuation technique permitted by Rule 2a-7 of the 1940 Act. This technique involves initially valuing a portfolio security at its cost and thereafter assuming a constant amortization to maturity of any discount or premium.

B  Income - Interest income is recorded on the basis of interest accrued, adjusted for amortization of premium or accretion of discount. Fees associated with loan amendments are recognized immediately.

C  Federal Taxes - The Portfolio has elected to be treated as a partnership for federal tax purposes. No provision is made by the Portfolio for federal or state taxes on any taxable income of the Portfolio because each investor in the Portfolio is ultimately responsible for the payment of any taxes on its share of taxable income. Since at least one of the Portfolio's investors is a regulated investment company that invests all or substantially all of its assets in the Portfolio, the Portfolio normally must satisfy the applicable source of income and diversification requirements (under the Internal Revenue Code) in order for its investors to satisfy them. The Portfolio will allocate, at least annually among its investors, each investor's distributive share of the Portfolio's net investment income, net realized capital gains, and any other items of income, gain, loss, deduction or credit.

D  Interest Rate Swaps - The Portfolio may enter into interest rate swap agreements for risk management purposes and not as a speculative investment. Pursuant to these agreements the Portfolio receives quarterly payments at a rate equal to a predetermined three-month London Interbank Offering Rate (LIBOR). In exchange, the Portfolio makes semi-annual payments at a predetermined fixed rate of interest. During the term of the outstanding swap agreement, changes in the underlying value of the swap are recorded as unrealized gains and losses. The value of the swap is determined by changes in the relationship between two rates of interest. The Portfolio is exposed to credit loss in the event of non-performance by the swap counterparty. The Portfolio does not anticipate non-performance by the counterparty. Risk may also arise from the unanticipated movements in value of interest rates.

E  Unfunded Loan Commitments - The Portfolio may enter into certain credit agreements all or a portion of which may be unfunded. The Portfolio is obligated to fund these commitments at the borrower's discretion. These commitments are disclosed in the accompanying Portfolio of Investments.

F  Credit Default Swaps - The Portfolio may enter into credit default swap contracts for risk management purposes, including diversification. When the Portfolio is a buyer of a credit default swap contract, the Portfolio is entitled to receive the par (or other agreed-upon) value of a referenced debt obligation from the counterparty to the contract in the event of a default by a third party, such as a U.S. or foreign corporate issuer, on the debt obligation. In return, the Portfolio would pay the counterparty a periodic stream of payments over the term of the contract provided that no event of default has occurred. If no default occurs, the Portfolio would have spent the stream of payments and received no benefit from the contract. When the Portfolio is the seller of a credit default swap contract, it receives the stream of payments, but is obligated to pay upon default of the referenced debt obligations. As the seller, the Portfolio would effectively add leverage to its portfolio because, in

Senior Debt Portfolio as of May 31, 2007

NOTES TO FINANCIAL STATEMENTS (Unaudited) CONT'D

addition to its total net assets, the Portfolio would be subject to investment exposure on the notional amount of the swap. The Portfolio will segregate assets in the form of cash and cash equivalents in an amount equal to the aggregate market value of the credit default swap of which it is the seller, marked to market on a daily basis. These transactions involve certain risks, including the risk that the seller may be unable to fulfill the transaction.

G  Foreign Currency Translation - Investment valuations, other assets, and liabilities initially expressed in foreign currencies are converted each business day into U.S. dollars based upon current exchange rates. Purchases and sales of foreign investment securities and income and expenses are converted into U.S. dollars based upon currency exchange rates prevailing on the respective dates of such transactions. Recognized gains or losses on investment transactions attributable to changes in foreign currency exchange rates are recorded for financial statement purposes as net realized gains and losses on investments. That portion of unrealized gains and losses on investments that results from fluctuations in foreign currency exchange rates is not separately disclosed.

H  Forward Foreign Currency Exchange Contracts - The Portfolio may enter into forward foreign currency exchange contracts for the purchase or sale of a specific foreign currency at a fixed price on a future date. Risks may arise upon entering these contracts from the potential inability of counterparties to meet the terms of their contracts and from movements in the value of a foreign currency relative to the U.S. dollar. The Portfolio will enter into forward contracts for hedging purposes as well as non-hedging purposes. The forward foreign currency exchange contracts are adjusted by the daily exchange rate of the underlying currency and any gains or losses are recorded for financial statement purposes as unrealized until such time as the contracts have been closed.

I  Indemnifications - Under the Portfolio's organizational documents, its officers and Trustees may be indemnified against certain liabilities and expenses arising out of the performance of their duties to the Portfolio. Interestholders in the Portfolio are jointly and severally liable for the liabilities and obligations of the Portfolio in the event that the Portfolio fails to satisfy such liabilities and obligations; provided, however, that, to the extent assets are available in the Portfolio, the Portfolio may, under certain circumstances, indemnify interestholders from and against any claim or liability to which such holder may become subject by reason of being or having been an interestholder in the Portfolio. Additionally, in the normal course of business, the Portfolio enters into agreements with service providers that may contain indemnification clauses. The Portfolio's maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Portfolio that have not yet occurred.

J  Use of Estimates - The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period. Actual results could differ from those estimates.

K  Expense Reduction - Investors Bank & Trust Company (IBT) serves as custodian to the Portfolio. Effective July 2, 2007, the parent company of IBT was acquired by State Street Corporation. Pursuant to the custodian agreement, IBT receives a fee reduced by credits which are determined based on the average daily cash balance the Portfolio maintains with IBT. All credit balances, used to reduce the Portfolio's custodian fees are reported as a reduction of expenses in the Statement of Operations.

L  Other - Investment transactions are accounted for on the date the securities are purchased or sold. Realized gains and losses on securities sold are determined on the basis of identified cost.

M  Interim Financial Statements - The interim financial statements relating to May 31, 2007 and for the six months then ended have not been audited by an Independent Registered Public Accounting Firm, but in the opinion of the Fund's management reflect all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the financial statements.

2  Investment Advisory Fee and Other Transactions with Affiliates

The investment advisory fee is paid to BMR as compensation for investment advisory services rendered to the Portfolio. The fee is computed at a monthly rate of 19/240 of 1% (0.95% annually) of the Portfolio's average daily gross assets. The Trustees of the Portfolio have accepted a contractual waiver of a portion of BMR's compensation so that the aggregate advisory fees paid by the Portfolio under the advisory agreement during any fiscal year will not exceed, on an annual basis, 0.50% of average daily gross assets of the Portfolio up to and including $1 billion and at reduced rates as daily gross assets exceed that level. The portion of the advisory fees payable by Cash Management on the Portfolio's investment

Senior Debt Portfolio as of May 31, 2007

NOTES TO FINANCIAL STATEMENTS (Unaudited) CONT'D

of cash therein is credited against the Portfolio's advisory fees. For the six months ended May 31, 2007, the Portfolio's advisory fee totaled $6,413,424 of which $125,363 was allocated from Cash Management and $6,288,061 was paid or accrued by the Portfolio. For the six months ended May 31, 2007, the Portfolio's advisory fee, including the portion allocated from Cash Management, was 0.48% of the Portfolio's average daily gross assets. Except as to Trustees of the Portfolio who are not members of BMR's organization, officers and Trustees receive remuneration for their services to the Portfolio out of such investment adviser fee.

Certain officers and Trustees of the Portfolio are officers of BMR. Trustees of the Portfolio that are not affiliated with the Investment Adviser may elect to defer receipt of all or a percentage of their annual fees in accordance with the terms of the Trustees Deferred Compensation Plan. For the six months ended May 31, 2007, no significant amounts have been deferred.

3  Investments

The Portfolio invests primarily in Senior Loans. The ability of the issuers of the Senior Loans to meet their obligations may be affected by economic developments in a specific industry. The cost of purchases and the proceeds from principal repayments and sales of Senior Loans for the six months ended May 31, 2007 aggregated $1,080,735,581, $792,454,732, and $132,779,609 respectively.

4  Short-Term Debt and Credit Agreements

The Portfolio participated with other portfolios managed by BMR in a $500 million unsecured line of credit agreement with a group of banks to permit the Portfolio to invest in accordance with its investment practices. Under this agreement, interest was charged under the credit agreement at the bank's base rate or at an amount above LIBOR. Interest expense includes a commitment fee of $10,726 which was computed at the annual rate of 0.09% of the credit agreement. Under this agreement, the average daily loan balance for the period was $123,051,948 and the average interest rate was 5.72%. The line of credit agreement was terminated effective February 16, 2007.

Effective February 16, 2007, the Portfolio has entered into a revolving credit agreement that will allow the Portfolio to borrow $1 billion to support the issuance of commercial paper and to permit the Portfolio to invest in accordance with its investment practices. Interest is charged under the revolving credit agreement at the bank's base rate or at an amount above either the bank's adjusted certificate of deposit rate or federal funds effective rate. Interest expense includes commercial paper program fees of approximately $249,000 and a commitment fee of approximately $300,000 which is computed at the annual rate of 0.10% on the unused portion of the revolving credit agreement. As of May 31, 2007, the Portfolio had commercial paper outstanding of $320,000,000, at an interest rate of 5.27% and is reflected in the demand note payable on the Statement of Assets and Liabilities. Maximum and average borrowings for the period from February 16, 2007 to May 31, 2007 were $320,000,000 and $296,238,095, respectively, and the average interest rate was 5.27%.

5  Financial Instruments

The Portfolio may trade in financial instruments with off-balance sheet risk in the normal course of its investing activities and to assist in managing exposure to various market risks. These financial instruments include written options, financial futures contracts, forward foreign currency exchange contracts, interest rate swaps and credit default swaps and may involve, to a varying degree, elements of risk in excess of the amounts recognized for financial statement purposes. The notional or contractual amounts of these instruments represent the investment the Portfolio has in particular classes of financial instruments and does not necessarily represent the amounts potentially subject to risk. The measurement of the risks associated with these instruments is meaningful only when all related and offsetting transactions are considered. A summary of obligations under these financial instruments at May 31, 2007 is as follows:

Forward Foreign Currency Exchange Contracts

Purchases
Settlement Date	Deliver	In Exchange For	Net Unrealized Appreciation
5/31/07	Euro 112,500	United States Dollar 151,386	$0
6/29/07	Euro 4,441,227	United States Dollar 5,968,137	13,573
			$13,573
Sales
Settlement Date	Deliver	In Exchange For	Net Unrealized Appreciation (Depreciation)
6/29/07	British Pound 43,298,413	United States Dollar 85,817,454	$183,877
5/31/07	Euro 2,441,227	United States Dollar 3,278,567	(6,469)
6/29/07	Euro 191,259,355	United States Dollar 257,503,698	(95,829)
			$81,579

Senior Debt Portfolio as of May 31, 2007

NOTES TO FINANCIAL STATEMENTS (Unaudited) CONT'D

The Portfolio had the following swap agreements outstanding at May 31, 2007:

Credit Default Swaps

Notional Amount	Expiration Date	Description	Net Unrealized Appreciation
2,000,000 USD	3/20/2011	Agreement with Lehman Brothers dated 3/2/2005 whereby the Portfolio will receive 1.85% per year times the notional amount. The Portfolio makes a payment of the notional amount only upon a default event on the reference entity, a Revolving Credit Agreement issued by Syniverse Technologies, Inc.	$48,266
3,000,000 USD	3/20/2010	Agreement with Lehman Brothers dated 3/15/2005 whereby the Portfolio will receive 2.20% per year times the notional amount. The Portfolio makes a payment of the notional amount only upon a default event on the reference entity, a Revolving Credit Agreement issued by Inergy, L.P.	91,286
2,000,000 USD	6/20/2010	Agreement with Lehman Brothers dated 5/18/2005 whereby the Portfolio will receive 3.25% per year times the notional amount. The Portfolio makes a payment of the notional amount only upon a default event on the reference entity, a Revolving Credit Agreement issued by Rural Cellular Corp.	142,879
3,000,000 USD	9/21/2009	Agreement with Lehman Brothers dated 7/8/2005 whereby the Portfolio will receive 2.15% per year times the notional amount. The Portfolio makes a payment of the notional amount only upon a default event on the reference entity, a Revolving Credit Agreement issued by CSG Systems, Inc.	55,938
4,000,000 USD	3/20/2012	Agreement with Lehman Brothers dated 2/8/2006 whereby the Portfolio will receive 2.40% per year times the notional amount. The Portfolio makes a payment of the notional amount only upon a default event on the reference entity, a Revolving Credit Agreement issued by Avago Technologies, Inc.	181,618

At May 31, 2007 the Portfolio had sufficient cash and/or securities segregated to cover potential obligations under these contracts.

6  Federal Income Tax Basis of
Unrealized Appreciation (Depreciation)

The cost and unrealized appreciation (depreciation) in the value of the investments owned at May 31, 2007, as determined on a federal income tax basis, were as follows:

Aggregate cost	$2,834,250,056
Gross unrealized appreciation	$53,808,606
Gross unrealized depreciation	(5,991,407)
Net unrealized appreciation	$47,817,199

The unrealized appreciation on foreign currency, swaps and forward contracts at May 31, 2007 on a federal income tax basis was $951,087.

7  Restricted Securities

At May 31, 2007, the Portfolio owned the following securities (representing 0.02% of net assets) which were restricted as to public resale and not registered under the Securities Act of 1933 (excluding Rule 144A securities). The Portfolio has various registration rights (exercisable under a variety of circumstances) with respect to these securities. The fair value of these securities is determined based on valuations provided by brokers when available, or if not available, they are valued at fair value using methods determined in good faith by or at the direction of the Trustees.

Description	Date of Acquisition	Shares/Face	Cost	Value
Common Stocks
Citation Corp.	5/24/05	31,622	$0	$0
Environmental Systems Products Holdings, Inc.	10/24/00	33,278	0	0
RoTech Medical Corp.	6/12/02	12,592	332,429	31,984
Safelite Realty Corp.	9/29/00 - 11/10/00	20,048	0	320,167
			$332,429	$352,151
Preferred Stocks
Citation Corp. (PIK)	5/24/05	2,496	$1,996,800	$0
Hayes Lemmerz International	6/04/03	445	22,250	11,015
Key Plastics, LLC, Series A	4/26/01	218	218,200	0
			$2,237,250	$11,015
Warrants
Gentek, Inc., Class B	11/11/03	1,930	$0	$91,115
Gentek, Inc., Class C	11/11/03	940	0	46,765
			$-	$137,880
		Total Restricted Securities	$2,569,679	$501,046

Senior Debt Portfolio as of May 31, 2007

NOTES TO FINANCIAL STATEMENTS (Unaudited) CONT'D

8  Risks Associated with Foreign Investments

Investing in securities issued by companies whose principal business activities are outside the United States may involve significant risks not present in domestic investments. For example, there is generally less publicly available information about foreign companies, particularly those not subject to the disclosure and reporting requirements of the U.S. securities laws. Foreign issuers are generally not bound by uniform accounting, auditing, and financial reporting requirements and standards of practice comparable to those applicable to domestic issuers. Investments in foreign securities also involve the risk of possible adverse changes in investment or exchange control regulations, expropriation or confiscatory taxation, limitation on the removal of funds or other assets of the Fund, political or financial instability or diplomatic and other developments which could affect such investments. Foreign stock markets, while growing in volume and sophistication, are generally not as developed as those in the United States, and securities of some foreign issuers (particularly those located in developing countries) may be less liquid and more volatile than securities of comparable U.S. companies. In general, there is less overall governmental supervision and regulation of foreign securities markets, broker-dealers and issuers than in the United States.

9  Recently Issued Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, (FIN 48) "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109". FIN 48 clarifies the accounting for uncertainty in income taxes recognized in accordance with FASB Statement No. 109, "Accounting for Income Taxes." This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. It also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for the first required financial reporting period for fiscal years beginning after December 15, 2006. Management is currently evaluating the impact of applying the various provisions of FIN 48.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, (FAS 157) "Fair Value Measurements". FAS 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosure about fair value measurements. FAS 157 is effective for fiscal years beginning after November 15, 2007. Management is currently evaluating the impact the adoption of FAS 157 will have on the Portfolio's financial statement disclosures.

EV Classic Senior Floating-Rate Fund

BOARD OF TRUSTEES' ANNUAL APPROVAL OF THE INVESTMENT ADVISORY AGREEMENTS

Overview of the Contract Review Process

The Investment Company Act of 1940, as amended (the "1940 Act"), provides, in substance, that each investment advisory agreement between a fund and its investment adviser will continue in effect from year to year only if its continuance is approved at least annually by the fund's board of trustees, including by a vote of a majority of the trustees who are not "interested persons" of the fund ("Independent Trustees"), cast in person at a meeting called for the purpose of considering such approval.

At a meeting of the Boards of Trustees (each a "Board") of the Eaton Vance group of mutual funds (the "Eaton Vance Funds") held on April 23, 2007, the Board, including a majority of the Independent Trustees, voted to approve continuation of existing advisory and sub-advisory agreements for the Eaton Vance Funds for an additional one-year period. In voting its approval, the Board relied upon the affirmative recommendation of the Special Committee of the Board, which is a committee comprised exclusively of Independent Trustees. Prior to making its recommendation, the Special Committee reviewed information furnished for a series of meetings of the Special Committee held in February, March and April 2007. Such information included, among other things, the following:

Information about Fees, Performance and Expenses

•  An independent report comparing the advisory and related fees paid by each fund with fees paid by comparable funds;

•  An independent report comparing each fund's total expense ratio and its components to comparable funds;

•  An independent report comparing the investment performance of each fund to the investment performance of comparable funds over various time periods;

•  Data regarding investment performance in comparison to relevant peer groups of funds and appropriate indices;

•  Comparative information concerning fees charged by each adviser for managing other mutual funds and institutional accounts using investment strategies and techniques similar to those used in managing the fund;

•  Profitability analyses for each adviser with respect to each fund;

Information about Portfolio Management

•  Descriptions of the investment management services provided to each fund, including the investment strategies and processes employed;

•  Information concerning the allocation of brokerage and the benefits received by each adviser as a result of brokerage allocation, including information concerning the acquisition of research through "soft dollar" benefits received in connection with the funds' brokerage, and the implementation of a soft dollar reimbursement program established with respect to the funds;

•  Data relating to portfolio turnover rates of each fund;

•  The procedures and processes used to determine the fair value of fund assets and actions taken to monitor and test the effectiveness of such procedures and processes;

Information about each Adviser

•  Reports detailing the financial results and condition of each adviser;

•  Descriptions of the qualifications, education and experience of the individual investment professionals whose responsibilities include portfolio management and investment research for the funds, and information relating to their compensation and responsibilities with respect to managing other mutual funds and investment accounts;

•  Copies of the Codes of Ethics of each adviser and its affiliates, together with information relating to compliance with and the administration of such codes;

•  Copies of or descriptions of each adviser's proxy voting policies and procedures;

•  Information concerning the resources devoted to compliance efforts undertaken by each adviser and its affiliates on behalf of the funds (including descriptions of various compliance programs) and their record of compliance with investment policies and restrictions, including policies with respect to market-timing, late trading and selective portfolio disclosure, and with policies on personal securities transactions;

•  Descriptions of the business continuity and disaster recovery plans of each adviser and its affiliates;

Other Relevant Information

•  Information concerning the nature, cost and character of the administrative and other non-investment management services provided by Eaton Vance Management and its affiliates;

•  Information concerning management of the relationship with the custodian, subcustodians and fund accountants by each adviser or the funds' administrator; and

•  The terms of each advisory agreement.

In addition to the information identified above, the Special Committee considered information provided from time to time by each adviser throughout the year at meetings of the Board and its committees. Over the course of the twelve-month period ended April 30,

EV Classic Senior Floating-Rate Fund

BOARD OF TRUSTEES' ANNUAL APPROVAL OF THE INVESTMENT ADVISORY AGREEMENTS CONT'D

2007, the Board met ten times and the Special Committee, the Audit Committee and the Governance Committee, each of which is a Committee comprised solely of Independent Trustees, met twelve, fourteen and eight times, respectively. At such meetings, the Trustees received, among other things, presentations by the portfolio managers and other investment professionals of each adviser relating to the investment performance of each fund and the investment strategies used in pursuing the fund's investment objective.

For funds that invest through one or more underlying portfolios, the Board considered similar information about the portfolio(s) when considering the approval of advisory agreements. In addition, in cases where the fund's investment adviser has engaged a sub-adviser, the Board considered similar information about the sub-adviser when considering the approval of any sub-advisory agreement.

The Special Committee was assisted throughout the contract review process by Goodwin Procter LLP, legal counsel for the Independent Trustees. The members of the Special Committee relied upon the advice of such counsel and their own business judgment in determining the material factors to be considered in evaluating each advisory and sub-advisory agreement and the weight to be given to each such factor. The conclusions reached with respect to each advisory and sub-advisory agreement were based on a comprehensive evaluation of all the information provided and not any single factor. Moreover, each member of the Special Committee may have placed varying emphasis on particular factors in reaching conclusions with respect to each advisory and sub-advisory agreement.

Results of the Process

Based on its consideration of the foregoing, and such other information as it deemed relevant, including the factors and conclusions described below, the Special Committee concluded that the continuance of the investment advisory agreement of the Senior Debt Portfolio (the "Portfolio"), the portfolio in which the EV Classic Senior Floating-Rate Fund (the "Fund") invests, with Boston Management and Research (the "Adviser"), including the fee structure, is in the interests of shareholders and, therefore, the Special Committee recommended to the Board approval of the agreement. The Board accepted the recommendation of the Special Committee as well as the factors considered and conclusions reached by the Special Committee with respect to the agreement. Accordingly, the Board, including a majority of the Independent Trustees, voted to approve continuation of the investment advisory agreement for the Portfolio.

Nature, Extent and Quality of Services

In considering whether to approve the investment advisory agreement of the Portfolio, the Board evaluated the nature, extent and quality of services provided to the Portfolio by the Adviser.

The Board considered the Adviser's management capabilities and investment process with respect to the types of investments held by the Portfolio, including the education, experience and number of its investment professionals and other personnel who provide portfolio management, investment research, and similar services to the Portfolio. In particular, the Board evaluated the abilities and experience of such investment personnel in analyzing special considerations relevant to investing in senior floating rate loans. The Board noted the experience of the Adviser's 30 bank loan investment professionals and other personnel who provide services to the Portfolio, including five portfolio managers and 17 analysts. The Board also took into account the resources dedicated to portfolio management and other services, including the compensation paid to recruit and retain investment personnel, and the time and attention devoted to the Portfolio by senior management.

The Board reviewed the compliance programs of the Adviser and relevant affiliates thereof. Among other matters, the Board considered compliance and reporting matters relating to personal trading by investment personnel, selective disclosure of portfolio holdings, late trading, frequent trading, portfolio valuation, business continuity and the allocation of investment opportunities. The Board also evaluated the responses of the Adviser and its affiliates to requests from regulatory authorities such as the Securities and Exchange Commission and the National Association of Securities Dealers.

The Board considered shareholder and other administrative services provided or managed by Eaton Vance Management and its affiliates, including transfer agency and accounting services. The Board evaluated the benefits to shareholders of investing in a fund that is a part of a large family of funds, including the ability, in many cases, to exchange an investment among different funds without incurring additional sales charges.

After consideration of the foregoing factors, among others, the Board concluded that the nature, extent and quality of services provided by the Adviser, taken as a whole, are appropriate and consistent with the terms of the investment advisory agreement.

Fund Performance

The Board compared the Fund's investment performance to a relevant universe of similarly managed funds identified by an independent data provider and appropriate benchmark indices. The Board reviewed comparative performance data for the one-, three-,

EV Classic Senior Floating-Rate Fund

BOARD OF TRUSTEES' ANNUAL APPROVAL OF THE INVESTMENT ADVISORY AGREEMENTS CONT'D

five- and ten- year periods ended September 30, 2006 for the Fund. The Board noted that the Fund's performance relative to its peers is affected by management's focus on reducing volatility. The Board concluded that the performance of the Fund was satisfactory.

Management Fees and Expenses

The Board reviewed contractual investment advisory fee rates, including any administrative fee rates, payable by the Portfolio and the Fund (collectively referred to as "management fees"). As part of its review, the Board considered the management fees and the Fund's total expense ratio for the year ended September 30, 2006, as compared to a group of similarly managed funds selected by an independent data provider.

After reviewing the foregoing information, and in light of the nature, extent and quality of the services provided by the Adviser, the Board concluded that the management fees charged for advisory and related services and the Fund's total expense ratio are reasonable.

Profitability

The Board reviewed the level of profits realized by the Adviser and relevant affiliates thereof in providing investment advisory and administrative services to the Fund, the Portfolio and to all Eaton Vance Funds as a group. The Board considered the level of profits realized without regard to revenue sharing or other payments by the Adviser and its affiliates to third parties in respect of distribution services. The Board also considered other direct or indirect benefits received by the Adviser and its affiliates in connection with its relationship with the Fund and the Portfolio.

The Board concluded that, in light of the foregoing factors and the nature, extent and quality of the services rendered, the profits realized by the Adviser and its affiliates are reasonable.

Economies of Scale

In reviewing management fees and profitability, the Board also considered the extent to which the Adviser and its affiliates, on the one hand, and the Fund, on the other hand, can expect to realize benefits from economies of scale as the assets of the Fund and Portfolio increase. The Board acknowledged the difficulty in accurately measuring the benefits resulting from the economies of scale with respect to the management of any specific fund or group of funds. The Board reviewed data summarizing the increases and decreases in the assets of the Fund and of all Eaton Vance Funds as a group over various time periods, and evaluated the extent to which the total expense ratio of the Fund and the profitability of the Adviser and its affiliates may have been affected by such increases or decreases. Based upon the foregoing, the Board concluded that the benefits from economies of scale are currently being shared equitably by the Adviser and its affiliates and the Fund. The Board also concluded that, assuming reasonably foreseeable increases in the assets of the Portfolio, the structure of the advisory fee, which includes breakpoints at several asset levels, can be expected to cause the Adviser and its affiliates and the Fund to continue to share such benefits equitably.

EV Classic Senior Floating-Rate Fund

INVESTMENT MANAGEMENT

Eaton Vance Classic Senior Floating-Rate Fund

Officers Scott H. Page President Payson F. Swaffield Vice President Dan A. Maalouly Treasurer Alan R. Dynner Secretary Paul M. O'Neil Chief Compliance Officer	Trustees Samuel L. Hayes, III Chairman Benjamin C. Esty Thomas E. Faust Jr. Allen R. Freedman James B. Hawkes William H. Park Ronald A. Pearlman Norton H. Reamer Heidi L. Steiger Lynn A. Stout Ralph F. Verni

Senior Debt Portfolio

Officers Scott H. Page President and Co-Portfolio Manager Payson F. Swaffield Vice President and Co-Portfolio Manager Dan A. Maalouly Treasurer Alan R. Dynner Secretary Paul M. O'Neil Chief Compliance Officer	Trustees Samuel L. Hayes, III Chairman Benjamin C. Esty Thomas E. Faust Jr. Allen R. Freedman James B. Hawkes William H. Park Ronald A. Pearlman Norton H. Reamer Heidi L. Steiger Lynn A. Stout Ralph F. Verni

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Investment Adviser of Senior Debt Portfolio
Boston Management and Research

The Eaton Vance Building
255 State Street
Boston, MA 02109

Administrator of EV Classic Senior Floating-Rate Fund
Eaton Vance Management

The Eaton Vance Building
255 State Street
Boston, MA 02109

Principal Underwriter
Eaton Vance Distributors, Inc.

The Eaton Vance Building
255 State Street
Boston, MA 02109
(617) 482-8260

Custodian
State Street Bank & Trust Co.

225 Franklin Street
Boston, MA 02110

Transfer Agent
PFPC Inc.

Attn: Eaton Vance Funds
P.O. Box 9653
Providence, RI 02940-9653
(800) 262-1122

EV Classic Senior Floating-Rate Fund
The Eaton Vance Building
255 State Street
Boston, MA 02109

This report must be preceded or accompanied by a current prospectus. Before investing, investors should consider carefully the Fund's investment objective(s), risks, and charges and expenses. The Fund's current prospectus contains this and other information about the Fund and is available through your financial advisor. Please read the prospectus carefully before you invest or send money. For further information please call 1-800-225-6265.

167-7/07  C-SFRSRC